Exhibit 10.18
THE HARTFORD
INVESTMENT AND SAVINGS PLAN
(As Amended and Restated as of January 1, 2006)
ARTICLE ONE
INTRODUCTION AND PURPOSE
1.1 Introduction. The Hartford Investment and Savings Plan (the “Plan”) was established effective December 19, 1995 to cover Eligible Employees of The Hartford and Hartford Fire. The Hartford was spun-off from ITT Corporation effective December 19, 1995. The Plan was amended and restated effective January 1, 1997. Effective as of the IPO Date, Hartford Life became a publicly held company, was designated as a Participating Corporation for purposes of the Plan and securities of Hartford Life were made available for investment under the Plan. Effective as of the Merger Date, Hartford Life ceased to be a publicly held company due to its merger with a subsidiary of The Hartford, and its securities ceased to be available for investment under the Plan. Effective April 1, 2002, the Omni Insurance Group 401(k) Retirement Plan was merged into the Plan. Effective July 1, 2003, the Access Coverage Corporation 401(k) Plan was merged into the Plan.
This Plan shall maintain account balances transferred from the ITT Investment and Savings Plan for Salaried Employees (the “Pre-Distribution ITT Plan”) which had been maintained by Pre-Distribution ITT through December 18, 1995 for members who became Eligible Employees of Hartford Fire on the Distribution Date and for certain deferred members whose last services for Pre-Distribution ITT were performed for an insurance business of Pre-Distribution ITT. Certain of these members, prior to May 9, 1989, were members in the Investment and Savings Plan for Salaried Employees of Hartford Fire Insurance Company (the “Hartford Plan”). The Hartford Plan was merged into the Pre-Distribution ITT Plan effective on May 9, 1989.
Effective November 29, 2001, a portion of this Plan was converted into an employee stock ownership plan (“ESOP”) within the meaning of Code Section 4975(e)(7). The ESOP is designed to invest primarily in The Hartford Stock.
Participation in the Plan is available, as set forth herein, to Eligible Employees of The Hartford and Hartford Fire, Hartford Life, and of such other companies affiliated therewith as may become participating companies under the Plan. A quarterly statement is sent to each member of the Plan reflecting the status of his or her Accounts under the Plan as of the end of each calendar quarter.
The Plan is a defined contribution plan under ERISA, and as such is subject to the provisions of Titles I, II and III, but not Title IV, thereof. Titles I, II and III include requirements for covered plans governing reporting, disclosure, participation, vesting, fiduciary responsibility and enforcement. Title IV provides for plan termination insurance by the Federal government’s Pension Benefit Guaranty Corporation. This insurance does not apply to defined contribution plans such as the Plan.
State Street Bank, Westwood, Massachusetts, is the Trustee with respect to the Plan.
1.2 Purpose. The purpose of the Plan is to (A) supplement retirement income by encouraging Eligible Employees to save on a regular and long-term basis; (B) provide Eligible Employees with ownership of The Hartford securities; (C) provide additional financial resources for emergencies and financial hardships; and (D) offer Eligible Employees additional incentives to continue their careers with The Hartford.
1.3 Prospectus. The Plan (as amended) is included as part of the Prospectus.
1.4 Tax Qualification. For purposes of qualification under Section 401(a) of the Internal Revenue Code, the Plan includes a savings plan portion and a stock bonus portion. Prior to November 29, 2001, the stock bonus portion consisted of assets related to the leveraged employee stock ownership plan in effect from 1989 through the Distribution Date under the Pre-Distribution ITT Plan, and Floor Company Contributions made by The Hartford. Effective November 29, 2001, the stock bonus portion of the Plan (referred to in this Plan as the “ESOP”) consists of the assets invested in The Hartford Stock in The Hartford Financial Services Group, Inc. Stock Fund.
1.5 Eligible Employees Serving in the U.S. Armed Services. If an Eligible Employee serves in the Armed Services of the United States, notwithstanding any provision of the Plan to the contrary, Plan contribution, benefits and Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
ARTICLE TWO
DEFINITIONS
“Accounts” means, with respect to any Member or Deferred Member, his or her Basic Investment Account, Supplemental Investment Account, Catch-Up Contributions Account, Company Contribution Account, Rollover Account and ESOP Account.
“Actual Contribution Percentage” means, effective January 1, 2006, the average of the ratios, calculated separately for each applicable Employee, of (A) the sum of the After-Tax Savings and Matching Company Contributions made for the current Plan Year to (B) the Employee’s Compensation for that Plan Year. Effective November 29, 2001 through December 31, 2005, “Actual Contribution Percentage” means the average of the ratios, calculated separately for each applicable Employee, of (A) the sum of the After-Tax Savings other than ESOP Contributions and the Matching Company Contributions other than ESOP Contributions, made for a Plan Year to (B) the Employee’s Compensation for the Plan Year or portion of the Plan Year that the Plan includes the ESOP. Each such Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Compensation. Notwithstanding the above, the Plan Administrator may elect, on and after

January 1, 2006, to permissively disaggregate the ESOP and non-ESOP portions of the Plan for purposes of determining Actual Contribution Percentages.
“Actual Deferral Percentage” means, effective January 1, 2006, the average of the ratios, calculated separately for each applicable Employee, of (A) the amount of Before-Tax Savings made on the Employee’s behalf for the current Plan Year to (B) the Employee’s Compensation for that Plan Year. Effective November 29, 2001 through December 31, 2005, “Actual Deferral Percentage” means the average of the ratios, calculated separately for each applicable Employee, of (A) the amounts of Before-Tax Savings other than ESOP Contributions made on the Employee’s behalf for a Plan Year to (B) the Employee’s Compensation for the Plan Year or portion of the Plan Year that the Plan includes the ESOP. Each such Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Compensation. Notwithstanding the above, the Plan Administrator may elect, on and after January 1, 2006, to permissively disaggregate the ESOP and non-ESOP portions of the Plan for purposes of determining Actual Deferral Percentages.
“After-Tax Savings” means savings made by a Member under Section 4.2, and includes both Basic After-Tax Savings and Supplemental After-Tax Savings.
“Basic After-Tax Investment Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Basic After-Tax Savings and any investment earnings and gains or losses thereon.
“Basic After-Tax Savings” means the contributions made by a Member which are credited to his or her Basic After-Tax Investment Account in accordance with Section 4.2(B)(i).
“Basic Before-Tax Investment Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Basic Before-Tax Savings and any investment earnings and gains or losses thereon.
“Basic Before-Tax Savings” means the contributions made on a Member’s behalf which are credited to his or her Basic Before-Tax Investment Account in accordance with Section 4.1(B)(i).
“Basic Investment Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, includes his or her Basic Before-Tax Investment Account and his or her Basic After-Tax Investment Account.
“Basic Savings” means the Basic After-Tax Savings contributed by a Member and the Basic Before-Tax Savings contributed on a Member’s behalf.
“Before-Tax Savings” means savings made by a Member under Section 4.1 (other than Catch-Up Savings made on and after January 1, 2006), and includes both Basic Before-Tax Savings and Supplemental Before-Tax Savings (including Catch-Up Savings made prior to January 1, 2006).
“Beneficiary” means such beneficiary or beneficiaries as may be designated from time to time by the Member or Deferred Member, on a form provided by the Plan Administrator for such purpose, to receive, in the event of the Member’s or Deferred Member’s death, the value of his or her Accounts at the time of death. Except as hereinafter provided, in the case of a Member or Deferred Member who is married, the Beneficiary shall be the Member’s or Deferred Member’s spouse, unless such spouse consents, in writing, on a form witnessed by a notary public to the designation of another person as Beneficiary. A Deferred Member who is an alternate payee designated as such pursuant to a qualified domestic relations order may not, however, name a spouse as a Beneficiary. In the case of a Member or Deferred Member who incurs a divorce under applicable State law prior to commencing benefits under the Plan, such Member’s or Deferred Member’s designation of Beneficiary shall remain valid unless otherwise provided in a qualified domestic relations order (as described in Article Twelve of the Plan) or unless such Member or Deferred Member changes his or her Beneficiary or is subsequently remarried.
“Board of Directors” means the Board of Directors of Hartford Fire Insurance Company or of any successor, by merger, purchase or otherwise.
“Break in Service” shall mean the 12 consecutive month period commencing on the Severance from Service date during which an Employee does not have any Hours Worked. Severance from Service shall mean the earlier of (a) the date on which an Eligible Employee quits, retires, is discharged or dies; or (b) the first anniversary of the first date of a period in which he or she remains absent from Service (with or without pay) for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff. If Service is interrupted for maternity or paternity reasons addressed in the definition of Service, then the date of Severance from Service shall be the earlier of (a) the date he or she quits, is discharged, retires or dies, or (b) the second anniversary of the date on which he or she is first absent from Service, as provided in such Service definition.
“Catch-Up Contributions Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Catch-Up Savings made on and after January 1, 2006, and any investment earnings and gains or losses thereon.
“Catch-Up Savings” means contributions made on a Member’s behalf which are credited to his or her Supplemental Before-Tax Investment Account for periods prior to January 1, 2006, and which are credited to his or her Catch-Up Contributions Account for periods on and after January 1, 2006, in accordance with Section 4.1(C).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.
“Company” means The Hartford and Hartford Fire, as constituted on the Distribution Date, or any successor, by merger, purchase or otherwise with respect to their Eligible Employees, any Participating Division with respect to its Eligible Employees and any Participating Corporation (including Planco Financial Services, LLC) with respect to its Eligible Employees.
“Company Contributions” means Matching Company Contributions and Floor Company Contributions made under Article Five, and Matching Company Contributions made before 1990 under the Pre-Distribution ITT Plan. Prior to January 1, 2006, no Company Contributions shall be made with respect to Employees of Planco Financial Services, Inc.

“Company Contribution Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to (A) Matching Company Contributions made under Article Five, (B) Floor Company Contributions made under Article Five, (C) Matching Company Contributions made for periods before 1990 under the Pre-Distribution ITT Plan, (D) any contributions and investment earnings thereon made on his or her behalf and transferred to the Trust Fund pursuant to a Prior Plan Transfer, and (E) any investment earnings and gains or losses on any of the aforementioned amounts.
“Compensation” means total wages and other compensation paid to or for the Member as reported on the Member’s Form W-2, Wage and Tax Statement, plus elective contributions under Code Sections 401(k), 414(v), 132(f)(4) and 125, provided that for purposes of Section 6.3, Compensation means Compensation as defined in Code Section 415(c)(3), including elective contributions under Code Sections 401(k), 414(v), 132(f)(4) and 125.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Member taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit, such compensation to be measured for each individual from the beginning of each calendar year, regardless of whether such individual has become a Member pursuant to Article Three or elects to contribute Savings under Article Four. The OBRA ‘93 annual compensation limit is $200,000 beginning January 1, 2003, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined beginning in such calendar year.
Any reference in this Plan to the limitation under Code Section 401(a)(17) means the OBRA ‘93 annual compensation limit set forth in this provision.
“Deferred Member” means (A) a Member who has terminated employment with the Company and whose Vested Share will be deferred in accordance with Article Eleven, (B) the spouse Beneficiary or Non-Spouse Beneficiary of a deceased Member or Deferred Member, or (C) an alternate payee designated as such pursuant to a domestic relations order as qualified by the Plan.
“Disability” means, with respect to a Member, the total disability of such Member that results in the Member qualifying for benefits under the Hartford Fire Insurance Company Long Term Disability Plan for salaried Employees or a similar disability plan sponsored by the Company. If a Member qualifies for benefits under such plan, then he or she shall be deemed to be totally disabled as determined by the insurance company that administers such plan. If a Member does not qualify for benefits under such plans, then he or she shall be deemed to be totally disabled if his or her disability meets the definition of total disability set forth in such a plan, as determined by the applicable Plan Committee. For purposes of this Plan, the effective date of disability shall be the later of the date of disability as defined in the applicable disability plan or the date on which the applicable insurance company issues its determination of total disability. If a Member is deemed to be totally disabled as provided herein, he or she shall also be deemed to have incurred a Termination of Employment with the Company and its affiliated corporations as of such date.

“Distribution Date” means December 19, 1995.
“Effective Date” means the Distribution Date with respect to those Participating Corporations and Participating Divisions that began their participation in the Plan on such date; “Effective Date” with respect to any other Participating Corporation or Participating Division shall mean the date as of which such Participating Corporation or Participating Division begins its participation in the Plan. The Pre-Distribution ITT Plan was originally effective as of April 1, 1974. Hartford Life was designated as a Participating Corporation effective as of the IPO Date.
“Eligible Employee” means an Employee employed by the Company; provided, however, that except as the Board of Directors or the Pension Administration Committee, pursuant to authority delegated by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, “Eligible Employee” shall not include any “Ineligible Person,” which means all of the following:
(A) a person who is covered for current service under a retirement plan of the Company or any of its affiliated Companies other than the Hartford Fire Insurance Company Retirement Plan for U.S. Employees, or any other Plan specified by the Board of Directors from time to time, or
(B) a person whose terms and conditions of employment are determined by a collective bargaining agreement with the Company which does not make this Plan applicable to him or her, or
(C) a person who is eligible for participation in any of the following plans being maintained by certain Canadian affiliates of the Company: the Hartford Fire Insurance Company Retirement Savings Plan, the Hartford Fire Insurance Company Deferred Profit Sharing Plan, and the Hartford Fire Insurance Company Employee Profit Sharing Plan or any successor to the foregoing plans, or
(D) prior to January 1, 2006, a person who is an employee of Planco Financial Services, Inc., other than a regular hourly or salaried full-time or part-time commissioned wholesaler or a regular hourly or salaried full-time or part-time administrative assistant to such a wholesaler, or
(E) a person who is a leased employee (within the meaning of Code Section 414(n)(2)) of the Company or is otherwise employed through a temporary help firm, technical help firm, staffing firm, employee leasing firm, or professional employer organization, regardless of whether such person is an Employee of the Company, or
(F) A person who performs services for the Company as an independent contractor or under any other non-employee classification, or who is classified by the Company as, or determined by the Company to be, an independent contractor, regardless of whether such person is characterized or ultimately determined by the Internal Revenue Service or any other Federal, State or local government authority or regulatory body to be an employee of the Company or its affiliates for income or wage tax purposes or for any other purpose.
Notwithstanding any provision in the Plan to the contrary, if any person is an Ineligible Person, or otherwise does not qualify as an Eligible Employee, or otherwise is ineligible to participate in the Plan, and such individual is later required by a court or governmental authority or regulatory body to be classified as a person who is eligible to participate in the Plan, such person shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as an Eligible Employee by the Plan Administrator, and if so designated, the participation of such person in the Plan shall be prospective only.
Further, in addition to the foregoing, to the extent that any particular individual is excluded from participation in the Plan for one of the reasons set forth above or any other reason, and such individual is later required by a court or governmental authority or regulatory body to be allowed to participate in the plan for past or future periods because such exclusion is found to be improper, such person shall, to the extent such person would have met the applicable Internal Revenue Code definition of “highly compensated employee,” “highly compensated individual,” or “part-time employee” for any part of such periods, be deemed to have been excluded from the Plan for such periods (including past, present and future periods), and shall continue to be excluded from the Plan for such periods (including past, present and future periods), for the independent reason that such person qualified and/or qualifies as a “highly compensated employee,” a “highly compensated individual,” or a “part-time employee,” as applicable, who properly may be excluded from participation in the Plan.
“Employee” shall mean any person regularly employed by the Company but shall not include any person who performs services for the Company as an independent contractor or under any other non-employee classification, or who is classified by the Company as, or determined by the Company to be, an independent contractor.
“Enrollment Date” means the first day of any payroll period that begins on or after the date an Eligible Employee satisfies the membership requirements set forth in Article Three.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ESOP” means the portion of the Plan that consists of assets invested in The Hartford Stock in The Hartford Financial Services Group, Inc. Stock Fund at any time on and after November 29, 2001.
“ESOP Account” means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to allocations made under the employee stock ownership plan portion of the Pre-Distribution ITT Plan.
“ESOP Actual Contribution Percentage” means, for Plan Years prior to 2006, the average of the ratios, calculated separately for each applicable Employee, of (A) the sum of the After-Tax Savings that are ESOP Contributions and the Matching Company Contributions that are ESOP Contributions, made for a Plan Year to (B) the Employee’s Compensation for the Plan Year or portion of the Plan Year that the Plan includes the ESOP. Each such ESOP Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Compensation. Effective December 31, 2001, this test is performed using the current year testing method.
“ESOP Actual Deferral Percentage” means, for Plan Years prior to 2006, the average of the ratios, calculated separately for each applicable Employee, of (A) the amounts of Before-Tax Savings that are ESOP Contributions made on the Employee’s behalf for a Plan Year to (B) the Employee’s Compensation for the Plan Year or portion of the Plan Year that the Plan includes the ESOP. Each such ESOP Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the Employee’s Compensation. Effective December 31, 2001, this test is performed using the current year testing method.
“ESOP Contribution” means a contribution or contributions to the Plan made on or after November 29, 2001, with respect to the Member’s Before-Tax Savings, After-Tax Savings or Catch-Up Savings, or Company Contributions made as Matching Company Contributions or Floor Company Contributions, that are made in The Hartford Stock or made in cash and immediately invested in The Hartford Stock in The Hartford Financial Services Group, Inc. Stock Fund.
“Floor Company Contribution” means a contribution made on or after the Distribution Date pursuant to Section 5.2. Prior to January 1, 2006, no Floor Company Contributions shall be made with respect to Employees of Planco Financial Services, Inc.
“Hardship Committee” means the Hardship Committee established hereunder for the purposes set forth in Article Sixteen.
“Hartford Fire” means Hartford Fire Insurance Company or a successor by merger, purchase or otherwise with respect to its Employees. Hartford Fire is the sponsor of the Plan.
“Hartford Fire Plan” means the Investment and Savings Plan of Hartford Fire Insurance Company as in effect on May 8, 1989.
“Hartford Life” means Hartford Life, Inc. (a Delaware corporation), as constituted on the IPO Date, and Hartford Life and Accident Insurance Company, or a successor of either of the foregoing by merger, purchase or otherwise with respect to their Employees, both of which are affiliated with The Hartford, and with Hartford Fire, the sponsor of this Plan.
“Highly Compensated Member” shall mean, with respect to any Plan Year, any Member who (A) in the Plan Year or the immediately preceding Plan Year was a five percent owner, or (B) in the immediately preceding Plan Year earned annual Compensation from the Company or an affiliated company which exceeds a dollar amount that is indexed annually and is determined pursuant to Code Section 414(q)(1)(B), which amount shall be adjusted at the same time and in the same manner as the dollar limit on benefits under a defined benefit plan is adjusted pursuant to Code Section 415(d).
“Hours Worked” means hours for which an Employee is compensated whether or not he or she has worked, such as paid holidays, paid vacation, paid sick leave and paid time off, and back pay for the period for which it was awarded, and each such hour shall be computed as only one hour, even though he or she is compensated at more than the straight time rate. With respect to any period for which an Employee is compensated but has not worked, hours counted shall be included on the basis of the Employee’s normal work-day or work-week. This definition of Hours Worked shall be applied in compliance with 29 Code of Federal Regulations Section 2530.200b-2(b) and (c), as promulgated by the United States Department of Labor, in a consistent and nondiscriminatory manner.
“Investment and Savings Plan Investment Committee” means the Committee established hereunder for the purposes of managing the investment of Plan assets as set forth in Article Fifteen.
“Investment Funds” means the funds approved by the Investment and Savings Plan Investment Committee from time to time, in which contributions permitted by the Plan may be invested.
“IPO” means the initial public offerings of Hartford Life Stock.
“IPO Date” means May 22, 1997, the date of consummation of the IPO.
“IRS” means the Federal Internal Revenue Service.
“Limitation Year” means the calendar year.
“Loan Valuation Date” means the business day on which a Member’s properly completed application for a loan under the Plan is made in the form or manner required by the Plan Administrator.
“Matching Company Contribution” means a contribution made pursuant to Section 5.1. Prior to January 1, 2006, no Matching Company Contributions shall be made with respect to Employees of Planco Financial Services, Inc.
“Member” shall mean any person who has become a Member as provided in Article Three.
“Merger Date” means June 27, 2000, the date of consummation of the merger between Hartford Life and a wholly owned subsidiary of The Hartford, pursuant to which Hartford Life became a wholly owned subsidiary of The Hartford.
“Non-Spouse Beneficiary” means a Beneficiary who is not the spouse of the Member or Deferred Member.
“Participating Corporation” means any affiliate of Hartford Fire which, by action of the Board of Directors (or by an officer of Hartford Fire under authority delegated by the Board of Directors) has been designated as a Participating Corporation in the Plan as to all of its Employees, or as to the Employees of one or more of its operating or other units, and whose Board of Directors has adopted this Plan.
“Participating Division” means any division or unit of Hartford Fire or an affiliate of Hartford Fire which, by action of the Board of Directors (or by an officer of Hartford Fire under authority delegated by the Board of Directors) has been designated as a Participating Division or Unit in this Plan as to all of its Employees, or as to the employees of one or more of its operating subdivisions or other sub-units, and in the case of a division or unit of an affiliate of Hartford Fire, the Board of Directors of such affiliate has adopted this Plan on behalf of such division or unit.
“Pension Administration Committee” means the Committee established hereunder for the purposes of administering the Plan as provided in Article Fourteen.
“Plan” means The Hartford Investment and Savings Plan, as set forth herein or as amended from time to time.
“Plan Administrator” means the administrator for the Plan as provided in Article Fourteen at its offices at Hartford Plaza, Hartford, CT 06115.
“Plan Year” means the calendar year.
“Pre-Distribution ITT” means ITT Corporation (a Delaware corporation), as constituted on the day before the Distribution Date.
“Pre-Distribution ITT Plan” means the ITT Investment and Savings Plan For Salaried Employees, as in effect on the day before the Distribution Date.
“Principal Employment Date” means the first day of the first payroll period following the date a person becomes principally employed by the Company.
“Prior Plan Transfer” means that portion of a Company Contribution Account or Supplemental Investment Account that is attributable to amounts transferred from the trust of a qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division to the extent permitted by Article Four.
“QDRO” means an order determined to be a qualified domestic relations order under Article Twelve.
“Retirement” means:
(A)	Certain Members Hired Before 2001. Solely with respect to a Member with an original hire date with the Company before January 1, 2001 who: (i) is covered in whole or in part under the final average pay formula of the Retirement Plan, or (ii) is not eligible for coverage under the Retirement Plan, “Retirement” shall mean satisfaction of the requirements for early or normal retirement under the final average pay formula of the Retirement Plan (assuming such Member were covered under the final average pay formula of the Retirement Plan), provided such event results in such Member’s separation from the employment of the Company; or

(B)	Certain Members Hired During 2001. Solely with respect to a Member with an original hire date with the Company on or after January 1, 2001 but before January 1, 2002 who: (i) is covered under the cash balance formula of the Retirement Plan, or (ii) is not eligible for coverage under the Retirement Plan, “Retirement” shall mean satisfaction of the requirements for early or normal retirement under the final average pay formula of the Retirement Plan (assuming such Member were covered under the final average pay formula of the Retirement Plan), provided such event results in such Member’s separation from the employment of the Company; or
(C)	Certain Members Hired During 2002 or Later. Solely with respect to a Member with an original hire date with the Company on or after January 1, 2002 who: (i) is covered under the cash balance formula of the Retirement Plan, or (ii) is not eligible for coverage under the Retirement Plan, “Retirement” shall mean, solely for purposes of this Plan, separation from the employment of the Company on or after reaching age 65.
“Retirement Plan” means The Hartford Retirement Plan for U.S. Employees, as it may be amended from time to time.
“Rollover Account” means the portion of the Trust Fund which, with respect to a Member or Deferred Member, is attributable to Rollover Contributions and any investment earnings and gains or losses thereon.
“Rollovers” means the rollover contributions permitted by Article Four.
“Salary” means an Eligible Employee’s compensation from the Company at his or her base rate, including any payments made on account of such Eligible Employee’s short-term disability under The Hartford Income Protection Plan, excluding any compensation deferred under a deferred compensation plan, and determined before any election by the Member pursuant to Section 4.1(A) or (C) hereof and before any election by the Member under Code Sections 125 and 132(f)(4), excluding any overtime, bonus, foreign service allowance or any other form of compensation, except to the extent otherwise deemed “Salary” for purposes of the Plan under such nondiscriminatory rules as may be adopted by the Pension Administration Committee with respect to all Members or any particular Participating Company or Participating Division. Sales incentive payments and lump sum merit increases shall be included in Salary for purposes of the Plan to the extent they are designated as being so included by the Plan Administrator. Effective from January 1, 2005, Salary shall include rehabilitation pay from the Company paid to a recipient of long term disability benefits.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual salary of each Member taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit, such compensation to be measured for each individual from the beginning of each calendar year, regardless of whether such individual has become a Member pursuant to Article Three or elects to contribute Savings under Article Four. The OBRA ‘93 annual compensation limit is $200,000 beginning January 1, 2003, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Code Section 401(a)(17)(B) ($220,000 effective as of January 1, 2006). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which salary is determined beginning in such calendar year. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

“Savings” means Before-Tax Savings, After-Tax Savings and Catch-Up Savings permitted under Article Four.
“Service” means the period of elapsed time beginning on the date a person becomes an Eligible Employee of the Company or any subsidiary, affiliate or predecessor of the Company, and ending on his or her most recent severance date, which shall be the earlier of (A) the date he or she quits, is discharged, retires or dies or (B) the first anniversary of the date on which he or she is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence. If Service is interrupted for maternity or paternity reasons, meaning an interruption of Service by reason of (i) the pregnancy of the Eligible Employee, (ii) the birth of a child of the Eligible Employee or (iii) the placement of a child with the Eligible Employee by reason of adoption, or for purposes of caring for a newborn child of the Eligible Employee immediately following the birth or adoption of the newborn, then the date of severance from Service shall be the earlier of (a) the date he or she quits, is discharged, retires or dies, or (b) the second anniversary of the date on which he or she is first absent from service. If an Eligible Employee terminates and is later reemployed within 12 months of (I) his or her date of termination or (II), with respect to an individual who does not complete an Hour Worked as an Eligible Employee on or after January 1, 2006, the first day of an absence from service immediately preceding his or her date of termination, if earlier, the period between his or her severance date and his or her date of reemployment shall be included in his or her Service. With respect to Service for purposes of the vesting schedule in Section 5.3, if an Eligible Employee terminates and is later reemployed after 12 or more months have elapsed since his or her severance date, the period of service prior to his or her severance date shall be included in his or her Service.
Under the circumstances hereinafter stated and upon such conditions as the Pension Administration Committee shall determine on a basis uniformly applicable to all Employees similarly situated, the period of Service of an Eligible Employee shall be deemed not to be interrupted by an absence of the type hereinafter stated and the period of such absence shall be included in determining the length of an Eligible Employee’s Service if a leave of absence has been authorized by the Company or any affiliate of the Company (for the period of such authorized leave of absence only), or if an Eligible Employee enters service in the armed forces of the United States and his or her right to reemployment is protected by the Selective Service Act or any similar law then in effect, and the Eligible Employee returns to regular employment within the period during which the right to reemployment is protected by any such law.
As provided in Section 3.4, periods of employment with Pre-Distribution ITT prior to the Distribution Date shall be treated as periods of employment with The Hartford and Hartford Fire.
Periods of employment by an Eligible Employee with The Prudential Insurance Company of America (the “Prudential”) in its AARP Operations Division prior to June 1, 1997 shall be treated as periods of employment with the Company so long as such Eligible Employee becomes employed by the Company during June, 1997 in accordance with and under the terms of the AARP GHIP Management Agreement dated February 26, 1997 immediately following employment with the Prudential. Periods of employment by any Employee with United HealthCare Insurance Company during the period June 1, 1997 through December 31, 1997 shall be treated as periods of employment with the Company so long as such Eligible Employee becomes employed by the Company during 1997 in accordance with and under the terms of the AARP GHIP Management Agreement dated February 26, 1997 immediately following employment with United HealthCare Insurance Company, if such employment with United HealthCare Insurance Company immediately followed employment with the Prudential in its AARP Operations Division.
Periods of employment by an Eligible Employee with Omni Insurance Company (“Omni”) prior to January 1, 2002 shall be treated as periods of employment with the Company so long as such Eligible Employee remained employed by Omni on December 31, 2001 and became employed by the Company on January 1, 2002.
Periods of employment by an Eligible Employee with Fortis, Inc. and applicable subsidiaries (collectively, “Fortis”) prior to April 1, 2001 shall be treated as periods of employment with the Company so long as such Eligible Employee remained employed by Fortis on March 30, 2001 and became employed by the Company on April 1, 2001.
Periods of employment by an Eligible Employee with Access Coverage Corporation (“Access”) prior to November 5, 2001 shall be treated as periods of employment with the Company so long as such Eligible Employee remained employed by Access on November 4, 2001 and became employed by the Company on November 5, 2001.
Service prior to January 1, 2004 with Planco Financial Services, Inc. or Planco, Incorporated as a commissioned wholesaler or administrative assistant to such a wholesaler shall be treated as Service for an individual who became an Eligible Employee of Planco Financial Services, Inc. on January 1, 2004.
For an individual who completes an Hour Worked as an Eligible Employee on or after January 1, 2006, service as a leased employee, within the meaning of Code Section 414(n)(2), shall be taken into account solely to the extent provided by Code Section 414(n).
“Supplemental After-Tax Investment Account” means the portion of the Trust Fund that is attributable to Supplemental After-Tax Savings and any investment earnings and gains or losses thereon.
“Supplemental After-Tax Savings” means contributions credited to the Supplemental After-Tax Investment Account under Section 4.2(B)(ii) or pursuant to a Prior Plan Transfer.
“Supplemental Before-Tax Investment Account” means the portion of the Trust Fund attributable to Supplemental Before-Tax Savings and any investment earnings and gains or losses thereon.
“Supplemental Before-Tax Savings” means contributions credited to the Supplemental Before-Tax Investment Account under Section 4.1(B)(ii), under Section 4.1(C) with respect to periods prior to January 1, 2006, or pursuant to a Prior Plan Transfer.
“Supplemental Investment Account” means the portion of the Trust Fund that includes the Supplemental Before-Tax Investment Account and the Supplemental After-Tax Investment Account.

“Supplemental Savings” means Supplemental Before-Tax Savings and Supplemental After-Tax Savings contributed under Article Four, as well as Supplemental Before-Tax and After-Tax Savings made pursuant to a Prior Plan Transfer.
“Termination of Employment” means a voluntary or involuntary separation from employment with the Company for any reason, including, but not limited to, Retirement, death, Disability, resignation or dismissal by the Company, but shall not include a transfer in employment between the Company and any other Participating Corporation. With respect to any leave of absence and any period of service in the armed forces of the United States, the rules contained in the definition of Service contained in the Plan shall apply.
“The Hartford” means The Hartford Financial Services Group, Inc. (a Delaware corporation), which is affiliated with Hartford Fire (the sponsor of the Plan).
“The Hartford Stock” means common stock of The Hartford Financial Services Group Inc., par value $.01 per share.
“Trust Fund” means the aggregate funds held by the Trustee under the trust agreement or agreements established for the purposes of this Plan or the aggregate funds held under an insurance contract or contracts established with The Hartford or its affiliates, consisting of the funds described in Article Eight.
“Trustee” means the Trustee at any time acting as such under the trust agreement established for the purposes of the Plan.
“Valuation Date” means the day the Trust Fund is valued for a particular purpose in accordance with Article Eight.
“Vested Company Contribution Account” means the portion of a Company Contribution Account that is vested under Article Five.
“Vested Share” means the portion of Accounts that vested under Articles Four and Five.
“Withdrawal Valuation Date” means (A) for non-hardship withdrawals under Section 10.1, the business day that the Plan Administrator or designee receives the request for such a withdrawal (which request must be made in the manner and by the date required by the Plan Administrator), or (B) for hardship withdrawals under Section 10.2, the business day that the Hardship Committee or designee receives the request for such a withdrawal (which request must be made in the manner and by the date required by the Plan Administrator).

ARTICLE THREE
MEMBERSHIP
3.1. Eligibility for Membership. Effective January 1, 2006, an Eligible Employee who has attained age 18 shall be immediately eligible to be a Member for purposes of making contributions to the Plan described in Article III and Article IV of the Plan.
3.2. Becoming a Member by Making an Enrollment Election. An Eligible Employee who is eligible to become a Member shall become a Member by making an enrollment election before an Enrollment Date and in the manner and by the time required by the Plan Administrator. By making an enrollment election, the Eligible Employee: (A) designates the rate of his or her After-Tax Savings, (B) authorizes the Company to make regular payroll deductions of the amount of his or her After-Tax Savings, if any, (C) designates the rate of his or her Before-Tax Savings and any Catch-Up Savings, (D) authorizes the Company to reduce his or her Salary by the amount of his or her Before-Tax Savings and Catch-Up Savings, if any, (E) makes an investment election as described in Article Seven, (F) designates a beneficiary for his or her Accounts, and (G) makes a dividend election as described in Section 7.6, if applicable.
3.3 Failure to Make Proper Enrollment Election. In the case of an Eligible Employee who is eligible to become a Member but does not make a proper enrollment election, such Eligible Employee shall automatically become a Member hereunder as of the date such Eligible Employee is eligible to become a Member (or as soon as practicable thereafter). Such an Eligible Employee shall be entitled to Floor Company Contributions under the Plan as of such date, and shall be deemed to have made elections to: (A) designate a zero rate of After-Tax Savings, (B) designate a zero rate of Before-Tax Savings and Catch-Up Savings, and (C) designate his or her Spouse as Beneficiary hereunder if such Member is married, and to designate his or her estate as Beneficiary hereunder if such Member is unmarried. Such an Eligible Employee may elect to change such deemed elections as permitted by the Plan.
3.4 Pre-Distribution ITT Plan Participants: Continuity of Membership, Service and Incidents of Participation. Each person who was a “Member” or “Deferred Member” under the Pre-Distribution ITT Plan on the day before the Distribution Date, and whose Accounts were transferred to this Plan, shall be a Member or Deferred Member under this Plan as of the Distribution Date. The Service of such Members or Deferred Members while employed by Pre-Distribution ITT before the Distribution Date shall be treated as service with Hartford Fire under this Plan, except as specifically provided to the contrary in this Plan. All incidents of participation with respect to such Members or Deferred Members under the Pre-Distribution ITT Plan for periods before the Distribution Date, including any elections or designations in effect on the day before the Distribution Date, shall be taken into account for purposes of this Plan, except as specifically provided herein to the contrary.

3.5.	Rehired Members.
(A) Rehired Members Who Make Proper Enrollment Elections. Any rehired Eligible Employee who at the time of Termination of Employment was a Member of this Plan or of the Pre-Distribution ITT Plan will again become a Member as of the first available payroll cycle following the date of such Eligible Employee’s rehire (the “Re-Enrollment Date”), provided that the Eligible Employee makes a proper enrollment election under this Article Three.
(B) Rehired Members Who Do Not Make Proper Enrollment Elections. In the case of a rehired Eligible Employee who was a Member at the time of Termination of Employment, and who does not make a proper enrollment election with respect to the Re-Enrollment Date, such Eligible Employee shall automatically become a Member as of the first available payroll cycle following the Re-Enrollment Date (or as soon as practicable thereafter). Such a Member shall be entitled to Floor Company Contributions under the Plan as of such date, and shall be deemed to have made elections to: (i) designate a zero rate of After-Tax Savings, (ii) designate a zero rate of Before-Tax Savings and Catch-Up Savings, and (iii) designate his or her Spouse as Beneficiary hereunder if such Member is married, and if not married, to designate his or her estate as Beneficiary hereunder. Such an Eligible Employee may change such deemed elections as permitted by the Plan.
3.6.	Transfers between the Company and Associated Companies. Effective January 1, 2004, if an employee is transferred from employment with an Associated Company to employment with the Company, for purposes of eligibility to become a Member and receive Matching Company Contributions and Floor Company Contributions, and for purposes of vesting, his or her service with the Associated Company shall be taken into consideration as “Service” under this Plan. For purposes of this Section, “Associated Company” shall mean any division, subsidiary or affiliated company of the Company not participating in this Plan as a Participating Corporation or a Participating Division which is (a) a component member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company, (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company or (d) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o), during the period it is a division, subsidiary or affiliated company of the Company or during such period as may otherwise be determined by the Board of Directors or the Pension Administration Committee.

If an Eligible Employee is transferred from employment with the Company to employment with an Associated Company, he will not have a Termination of Employment for purposes of this Plan until such time as he is employed neither by the Company nor by an Associated Company. During any such period of employment, such employee will be credited with Service. In no event, however, will such an employee be deemed eligible for contributions to the Plan during any such period of employment.

ARTICLE FOUR
MEMBER CONTRIBUTIONS
4.1.	Member Before-Tax Savings.
(A) Salary Reduction Election for Before-Tax Savings. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to have his or her Salary reduced (by payroll deduction) by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14%, 15%, 16%, 17%, 18%, 19%, 20%, 21%, 22%, 23%, 24%, 25%, 26%, 27%, 28%, 29% or 30%, and to have that amount contributed to the Trust Fund as Before-Tax Savings. Such election shall be made in the manner and by the date required by the Plan Administrator, and shall be effective with the next payroll paid after the election (or as soon as practicable thereafter). A Member’s election shall continue to apply notwithstanding a change in his or her principal employer from one Participating Corporation to another Participating Corporation, unless the Member changes or suspends his or her Salary reduction rate or savings as permitted by the Plan. The Plan Administrator may establish a separate limit on the percentage of Salary that a Highly Compensated Member may contribute to the Trust Fund as Before-Tax Savings.
(B) Types of Before-Tax Savings; Crediting of Before-Tax Savings to Accounts.
(i) Basic Before-Tax Savings. Before-Tax Savings that do not exceed 6% of a Member’s Salary for the period during which such contributions are made shall be known as “Basic Before-Tax Savings,” and shall be credited to the Member’s Basic Before-Tax Investment Account.
(ii) Supplemental Before-Tax Savings. Before-Tax Savings that exceed the maximum allowed under the preceding paragraph shall be known as “Supplemental Before-Tax Savings,” and shall be credited to a Member’s Supplemental Before-Tax Investment Account. Supplemental Before-Tax Savings may also include Catch-Up Savings made prior to January 1, 2006 and amounts credited on a Member’s behalf pursuant to a Prior Plan Transfer.
(C) Catch-Up Savings. All Members who are eligible to make Before-Tax Savings and who will have attained age 50 before the close of the Plan Year may elect to make Catch-Up Savings which, when taken together with a Member’s Before-Tax Savings and After-Tax Savings, equal up to 75% of a Member’s Salary for a pay period. Such Catch-Up Savings shall be made in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-up Savings shall not be taken into account for purposes of the limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(B) or 416, as applicable, by reason of any Member making such Catch-Up Savings hereunder. Prior to January 1, 2006, Catch-Up Savings shall be credited to a Member’s Supplemental Before-Tax Investment Account; on and after January 1, 2006, Catch-Up Savings shall be credited to a Member’s Catch-Up Contributions Account
(D) Change in Salary Reduction Election for Before-Tax Savings and Catch-Up Savings. A Member may elect to change the rate of his or her Salary reduction for Basic or Supplemental Before-Tax Savings or Catch-Up Savings as of any business day by giving notice to the Company in a manner and by the date required by the Plan Administrator. The changed rate of Salary reduction shall be effective as of the next payroll period (or as soon as practicable thereafter). Notwithstanding the above, Members who are also members in a Hartford Excess Savings Plan may not elect to change their rate of Salary reduction for Basic or Supplemental Before-Tax Savings under this Plan after January 1 of the applicable Plan Year (the Salary reduction rate in effect on January 1 of the Plan Year will continue to apply for that entire Plan Year, except in the case of a suspension of Savings due to a Safe Harbor Hardship withdrawal as set forth in Section 4.4(B) below; such an Excess Savings Plan member may nonetheless elect to change his or her rate of Salary reduction for Catch-Up Savings during the Plan Year).
(E) Vesting of Before-Tax Savings and Catch-Up Savings. Before-Tax Savings and Catch-Up Savings credited to a Member’s Accounts shall at all times be fully vested and nonforfeitable.
4.2.	Member After-Tax Savings.
(A) Salary Reduction Election for After-Tax Savings. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to have his or her Salary reduced (by payroll deductions) by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14%, 15%, 16%, 17%, 18%, 19%, 20%, 21%, 22%, 23%, 24%, 25%, 26%, 27%, 28%, 29%, or 30%, and to have that amount contributed to the Trust Fund as After-Tax Savings, except that a Member may not elect to contribute After-Tax Savings of more than the difference between 30% of Salary and the amount of Before-Tax Savings properly elected. Such election shall be made in the manner and by the date required by the Plan Administrator, and shall be effective with the next payroll paid after the election (or as soon as practicable thereafter). A Member’s election shall continue to apply notwithstanding a change in his or her principal employer from one Participating Corporation to another Participating Corporation, unless the Member changes or suspends his or her Salary reduction rate or savings as permitted by the Plan. The Plan Administrator may establish a separate, lower limit on the percentage of Salary that a Highly Compensated Member may contribute to the Trust Fund as After-Tax Savings. The Plan Administrator may also provide for Member elections as to whether After-Tax Savings are to commence automatically when a Member’s Before-Tax Savings reach the maximum allowed under Code Section 402(g) for a Plan Year.

(B) Types of After-Tax Savings; Crediting of After-Tax Savings to Accounts.
(i) Basic After-Tax Savings. After-Tax Savings that do not exceed the difference between 6% of a Member’s Salary for the period during which such contributions are made and the amount credited as Basic Before-Tax Savings for that period shall be known as “Basic After-Tax Savings” and shall be credited to the Member’s Basic After-Tax Investment Account.
(ii) Supplemental After-Tax Savings. After-Tax Savings that exceed the maximum allowed under the preceding paragraph shall be known as “Supplemental After-Tax Savings” and shall be credited to the Member’s Supplemental After-Tax Investment Account. Supplemental After-Tax Savings may also include amounts credited on a Member’s behalf pursuant to a Prior Plan Transfer.
(C) Change in Salary Reduction Election for After-Tax Savings. A Member may elect to change the rate of his or her Salary reduction for After-Tax Savings as of any business day by giving notice to the Company in the manner and by the date required by the Plan Administrator. The changed rate of Salary reduction shall be effective as of the next payroll period (or as soon as practicable thereafter).
(D) Vesting of After-Tax Savings. After-Tax Savings credited to a Member’s Accounts shall at all times be fully vested and nonforfeitable.
4.3	Member Rollover Contributions.
(A) Contribution of Rollovers. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to contribute any of the following amounts to the Trust Fund: (i) a distribution or proceeds from a sale of distributed property that qualifies as an Eligible Rollover Distribution as defined in Article Eleven hereof from a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), (ii) a distribution from a “conduit” individual retirement account or annuity, provided the entire amount of the distribution is from a source described in clause (i) hereof, (iii) a Prior Plan Transfer, which means a direct rollover or transfer from a prior employer’s plan, provided that (a) the Member can establish to the satisfaction of the Plan Administrator that such prior employer’s plan assets meets the qualification requirements under Code Section 401(a), and (b) a trust-to-trust transfer shall not be permitted unless the amount transferred is free of all defined benefit characteristics and does not make the Plan a transferee plan under Code Section 401(a)(11)(B)(iii)(III); or (iv) an annuity contract described in section 403(b) of the Code; or, (v) an eligible plan under section 457 of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state. A Member may also roll over to the Trust Fund non-taxable distributions from traditional individual retirement accounts, attributable to deductible contributions, and distributions from SIMPLE individual retirement accounts made more than two years after the date the

Member first participated in the SIMPLE individual retirement account, to the extent permitted by the Code and rules established by the Plan Administrator. Any amount so contributed must be paid to the Trustee on or before the sixtieth day after the Member receives such amount (or be transferred directly from a prior plan) and shall be held in the Trust Fund and credited to a separate Rollover Account on behalf of the Member.
While generally only Members who are currently Eligible Employees may elect to roll over amounts to the Trust Fund, Members and Deferred Members who are not currently employed may elect to directly roll over Eligible Rollover Distributions from The Hartford Retirement Plan for U.S. Employees to a Rollover Account under the Plan.
(B) Vesting in Rollovers. Amounts credited to a Member’s Rollover Account shall at all times be fully vested and nonforfeitable.
4.4	Suspension and Resumption of Member Savings.
(A) Member Election to Suspend Savings. A Member may elect to suspend or resume his or her Before-Tax or After-Tax Savings or Catch-Up Savings as of any business day by giving notice to the Company in the manner and by the time required by the Plan Administrator. Such suspension or resumption will be effective as of the next payroll period (or as soon as practicable thereafter).
(B) Suspension due to Withdrawal for Safe Harbor Hardship. A Member who takes a hardship withdrawal from his or her Supplemental Before-Tax Investment Account, Basic Before-Tax Investment Account or Catch-Up Contributions Account under Section 10.2, which is attributable to a Safe Harbor Hardship as defined in that Section, shall have his or her Savings under the Plan suspended for a period of six months. Such suspension will be effective as of the later of the next payroll period after the Valuation Date that applies to the withdrawal (or as soon as practicable thereafter). During such suspension, Floor Company Contributions will continue to be made on behalf of the Member, but no Matching Company Contributions shall be made on his or her behalf. Also, the Member will continue to be considered a Member for purposes of Article Six. Savings may be resumed by giving notice to the Company in the manner and by the date required by the Plan Administrator. Such resumption shall be effective as of the next payroll period following the six month suspension period (or as soon as practicable thereafter).
4.5 Member Elective Transfers. A Member may make an elective transfer to the Plan, provided such elective transfer (A) is from a plan qualified under Code Section 401(a), (B) results from the Company’s acquisition of assets or a subsidiary within the meaning of Code Section 401(k)(10), and (C) meets the requirements of Code Section 414(l) and Treasury Regulation 1.411(d)(4), Q&A 3(b).

ARTICLE FIVE
COMPANY CONTRIBUTIONS
5.1.	Matching Company Contributions.
(A) Matching Company Contributions with respect to Basic Savings. Effective January 1, 2006, subject to the IRS limits described in Article Six and any other Plan limits, the Company shall, with respect to each Member principally employed by it who has attained age 18 and completed at least six months of Service as an Eligible Employee, contribute to the Trust Fund a Matching Company Contribution in an amount equal to 50% of such Member’s Basic Savings for each payroll period. (No Matching Company Contributions shall be made with respect to a Member’s Supplemental Savings or a Member’s Before-Tax Savings that exceed the limits provided in Code Sections 402(g) and 415 or Section 4.1(A) or 6.1 of the Plan.) Such Matching Company Contribution shall be credited to such Member’s Company Contribution Account, and shall be invested as described in Article 8 hereof. No Matching Company Contributions shall be made with respect to a Member’s Catch-Up Savings.
(B) No Matching Company Contributions Following Certain Withdrawals. Notwithstanding Section 5.1(A), Matching Company Contributions shall not be made in respect of a Member’s Basic Savings during a suspension period that follows a hardship withdrawal under Article Ten.
(C) No Matching Company Contributions for Planco Financial Services, Inc. Employees Before 2006. Notwithstanding Section 5.1(A), Matching Company Contributions shall not be made prior to January 1, 2006 with respect to a Member who is an Employee of Planco Financial Services, Inc.
5.2. Floor Company Contributions. Effective January 1, 2006, subject to the IRS limits described in Article Six and any other Plan limits, the Company shall, with respect to each Eligible Employee principally employed by it who has attained age 18 and completed at least six months of Service as an Eligible Employee, contribute to the Trust Fund a Floor Company Contribution in an amount equal to one-half of one percent (0.5%) of such Eligible Employee’s Salary for each payroll period, provided that, for each payroll period commencing on or after January 1, 2004 with respect to such a Member who is not a Highly Compensated Member, the amount of such Floor Company Contribution shall be increased to an amount equal to one and one-half percent (1.5%) of such Member’s Salary for such payroll period. Floor Company Contributions shall be credited to such Member’s Company Contribution Account, and shall be invested as described in Article 8 hereof. Notwithstanding the first sentence of this Section 5.2, no Floor Company Contributions shall be made prior to January 1, 2006 with respect to Eligible Employees who are Employees of Planco Financial Services, Inc.

5.3	Vesting of Amounts in Company Contribution Accounts.
(A) Vesting in Matching Company Contributions.
(i) General Rules. A Member shall be fully vested in, and have a nonforfeitable right to, the portion of his or her Company Contribution Account that is attributable to Matching Company Contributions in accordance with the following schedule:

Years of Service	Percentage of Company Contribution that is Vested
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
(ii) Earlier Vesting in Certain Circumstances. Notwithstanding the foregoing schedule, a Member shall immediately be fully vested in 100% of his or her Company Contribution Account upon the earlier of: (a) the Member reaching age 65, (b) the Member’s Retirement provided the Member has an original hire date with the Company before January 1, 2002, (c) the Member’s Disability, (d) the Member’s death, (e) the termination of the Plan, or (f) the complete discontinuance of Company contributions under the Plan. In addition, a Member shall be immediately fully vested in all dividends paid on or after November 29, 2001 with respect to any portion of his or her Company Contribution Account that is invested in The Hartford Stock.
(B) Vesting in Floor Company Contributions. Each Member and Deferred Member shall at all times be fully vested in the portion of his or her Company Contribution Account attributable to Floor Company Contributions.
(C) Vesting in Amounts Attributable to a Prior Plan Transfer. Each Member and Deferred Member shall at all times be fully vested in the portion of his or her Company Contribution Account attributable to a Prior Plan Transfer.
(D) Special Rules for Certain ESOP and Company Contribution Account Balances.
(i) Members Who Previously Worked for Pre-Distribution ITT. A Member who performed services for Pre-Distribution ITT at any time between June 30, 1995 and the Distribution Date shall be fully vested in the amounts credited to his or her ESOP Account and Company Contribution Account as of the Distribution Date.
(ii) Forfeitures by Members Who Did Not Previously Work for Pre-Distribution ITT. In the case of a Member or Deferred Member who did not perform services for Pre-Distribution ITT between June 30, 1995 and the Distribution Date, any amounts in his or her ESOP Account and Company Contribution Account that were forfeited under Section 5.5(a) of the Pre-Distribution ITT Plan shall remain forfeited, except to the extent restored pursuant to this Article Five on account of subsequent employment with the Company.
5.4 Forfeiture of Certain Unvested Amounts in Company Contribution Accounts.
(A) Forfeiture upon Termination of Employment. In the event of Termination of Employment of a Member for any reason other than one listed in Section 5.3(A)(ii), the unvested portion of the Member’s Company Contribution Account shall be forfeited as of the earlier of the date (i) the Member receives a distribution of the entire vested portion of his or her Accounts, or (ii) the Member incurs five consecutive Breaks in Service.
(B) Restoration of Unvested Amounts in the Event of Rehire. In the case of a Member’s Termination of Employment for any reason other than one listed in Section 5.3(A)(ii), the unvested portion of the Member’s Company Contribution Account shall be restored if the Member again becomes an Eligible Employee of the Company before incurring five consecutive Breaks in Service. The unvested amount shall be restored to the Member’s Account at its current value assuming such amount, from the time of termination to the date of restoration, was subject to the same overall investment experience as the Member’s Matching Company Contributions while he or she was a Deferred Member. Any restoration of unvested amounts under this paragraph shall be made as of the Valuation Date following the date the Plan Administrator receives notice of the reemployment. The extent to which the Member vests in amounts restored under this Section shall be determined in accordance with the vesting schedule in this Article Five.
(C) Use of Forfeited Amounts to Reduce Future Company Contributions. As soon as practicable after a Member receives a distribution of the entire vested portion of his or her Accounts or incurs five consecutive Breaks in Service, the unvested portion of the Member’s Company Contribution Account shall be forfeited and applied to reduce future Company contributions under the Plan.
(D) Crediting of Forfeited Amounts to Accounts in Certain Circumstances. In the event of the termination of the Plan or complete discontinuance of Company contributions hereunder, any forfeitures not previously applied in accordance with the preceding paragraph shall be credited proportionately to the Accounts of all Members and Deferred Members as described in Article Seventeen.
5.5 Additional Company Contributions if Plan is Top-Heavy.
(A) Additional Contribution. For any Plan Year with respect to which the Plan is Top-Heavy (as defined in the next paragraph), an additional Company contribution shall be allocated on behalf of each Member (or each Eligible Employee eligible to become a Member) who is not a “key employee,” and who has not separated from service as of the last day of the Plan Year, to the extent that the amounts allocated to his or her Accounts as a result of contributions made under Sections 5.1 and 5.2 for that Plan Year are less than 3% of his or her W-2 remuneration for that Plan Year. However, if the greatest percentage of W-2 remuneration for that Plan Year (after being limited to the annually indexed dollar amount under Code Section 401(a)(17)) contributed by a “key employee” under Section 4.1 or allocated to his or her Accounts as a result of contributions made pursuant to Section 5.1 for the Plan Year would be less than 3%, such lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing, no minimum contribution shall be made with respect to a Member if the required minimum benefit under Code Section 416(c)(1) is provided by the Retirement Plan.
(B) Definition of Top-Heavy Plan. The Plan shall be considered Top-Heavy with respect to any Plan Year, if, as of the last day of the preceding Plan Year, the value of the aggregate of the Accounts under the Plan for all “key employees” exceeds 60 percent of the value of the aggregate of the Accounts under the Plan for all Eligible Employees. The value of such Accounts shall be determined as of the Valuation Date on or before the last day of such preceding Plan Year, in accordance with Code Sections 416(g)(3) and (4) and Article Seven of this Plan. Account balances under the Plan will be combined with the account balances or the present value of accrued benefits under any other qualified plan of the Company and its affiliates in which “key employees” participate or which enable the Plan to meet the requirements of Code Section 401(a)(4) or 410. Additionally, provided that the resulting aggregation group satisfies the requirements of Code Sections 401(a)(4) and 410, the Company may elect to combine the account balances under the Plan with the account balances or the present value of accrued benefits under any other qualified plan of the Company or its affiliates not required to be combined with this Plan if all members are non-key employees and the contributions or benefits under the other plan are at least comparable to the benefits provided under this Plan. The determination as to whether an Eligible Employee will be considered a “key employee” shall be made in accordance with the provisions of Code Sections 416(i)(l) and (5), and on the basis of the Eligible Employee’s Forms W-2 remuneration for the applicable Plan Year from the Company, or an affiliate of the Company (if applicable).
For the Plan Years commencing before January 1, 2000, the Plan will be super Top-Heavy if the top-heavy ratio exceeds 90% and a factor of 1.0 will be applied to the dollar limit.

ARTICLE SIX
IRS LIMITS ON MEMBER SAVINGS
AND COMPANY CONTRIBUTIONS
6.1 IRS Limits on Before-Tax Savings.
(A) Maximum Amount of Before-Tax Savings. The maximum dollar amount of Before-Tax Savings that may be made on behalf of any Member for a calendar year shall be the maximum amount determined by the Secretary of the Treasury, pursuant to Section 402(g) of the Code. In the event that the foregoing limitation is exceeded for any calendar year, the excess Before-Tax Savings as adjusted for investment experience will, in the sole discretion of the Plan Administrator, either (i) be deemed to have been distributed to the Member and recontributed to the Plan as After-Tax Savings, or (ii) be returned to the Member on behalf of whom such Before-Tax Savings were contributed. Any returned amounts will be returned no later than April 15 following the end of the calendar year that the contributions were made. However, if the Member participated in more than one qualified defined contribution plan to which he or she contributed pursuant to a Salary deferral arrangement, the Member shall notify the Plan Administrator by April 15 of the following calendar year of the amount of the excess deferrals to be allocated to this Plan, and such portion of the excess deferrals so allocated shall be recontributed to the Plan as After-Tax Savings or returned to the Member as provided in the preceding sentence.
Notwithstanding the foregoing, in the case of any Member who (a) ceases to be an Eligible Employee during a Plan Year, (b) is employed during such Plan Year by an employer which is not the Company or an entity within the controlled group of corporations (as defined in Code Section 414(b) and the Regulations thereunder) containing the Company, and (c) exceeds the limitation on elective deferrals enumerated in Code Section 402(g) ($15,000 in 2006) based on the Member’s participation in the Plan and participation in a plan maintained by the subsequent employer, the Plan shall not distribute to such a Member any Before-Tax Savings (or any income thereon) that arise solely as a result of the Member exceeding the Code Section 402(g) limit for the Plan Year, unless such limit was exceeded solely because of the Member’s participation in this Plan, without considering any other plan.
(B) Limit on Before-Tax Savings for Highly Compensated Members.
(i) Actual Deferral Percentage. With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Members shall not exceed the greater of: (i) 125 percent of the Actual Deferral Percentage for all other Members for the Plan Year, or (ii) the lesser of (a) 200 percent of the Actual Deferral Percentage of all other Members for the Plan Year or (b) the Actual Deferral Percentage of all other Members for the Plan Year plus 2 percentage points. Before-Tax Savings must have been allocated to Members’ Accounts during the Plan Year and may only be based on Salary received by a Member during the Plan Year or earned during the Plan Year and received by the Member within 2 1/2 months after the end of the Plan Year. In the event the Actual Deferral Percentage for Highly Compensated Employees for any Plan Year exceeds the limits described above, the following shall occur: (1) the Plan Administrator shall determine the hypothetical reductions of the Highly Compensated Employees beginning with the highest Actual Deferral Percentage and moving toward lower percentages until one of such limitations is met; (2) the Plan Administrator shall then determine the total dollar amount of such reductions; (3) the Plan Administrator shall then reduce the Before-Tax Savings of the Highly Compensated Employees beginning with the highest dollar amount and moving toward lower dollar amounts until the total dollar amount in (2) above is reached. For purposes of the preceding sentence, the “highest amount” is determined after distribution of any excess contributions. Such amount of excess contributions, as adjusted for investment experience, will be distributed to the Members on whose behalf such contributions were made or, under rules adopted by the Plan Administrator, such Members may elect to recharacterize such adjusted contributions as After–Tax Savings. Any such recharacterization or distribution of the adjusted excess contributions will be made to the Highly Compensated Employees on the basis of the respective portion of the adjusted excess contributions attributable to each of such Employees and the recharacterization or the distribution of the adjusted excess contributions will be made to the Employees on whose behalf such contributions were made within 12 months following the end of the Plan Year for which the deferrals were made. The amount of such recharacterization or distribution of any excess contributions shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and the amount of such distribution of any excess deferrals shall be reduced by excess contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.
(ii) ESOP Actual Deferral Percentage. With respect to each Plan Year beginning prior to January 1, 2006, the ESOP Actual Deferral Percentage shall be subject to the limits and corrections for Before-Tax Savings that are ESOP Contributions determined in the same manner as set forth in paragraph (i), above.
(iii) In the event that any portion of a Highly Compensated Employee’s Before-Tax Savings, as adjusted for investment experience, is returned or recharacterized pursuant to Section 6.1(A) as a result of the maximum dollar limit applicable to Before-Tax Savings, the Actual Deferral Percentage, or ESOP Actual Deferral Percentage, as applicable, shall be determined before such excess deferral is returned. Any adjusted excess of a Member’s deferrals that are recharacterized pursuant to Section 6.1(A) shall be treated as (I) annual additions pursuant to Section 6.3 and (II) Before-Tax Savings for purposes of their withdrawability prior to Termination of Employment and shall be subject to the financial hardship requirement provisions of Section 10.2.
(iv) For purposes of determining the Actual Deferral Percentage or ESOP Actual Deferral Percentage for Highly Compensated Employees, all contributions made by Highly Compensated Employees to qualified plans shall be aggregated. The contributions of all Employees under plans that are aggregated with this Plan for purposes of Section 401(a) or 410(b) of the Code shall be aggregated and deemed to have been made under a single plan.
(v) For Plan Years commencing before 1997, in determining the Actual Deferral Percentage of Highly Compensated Employees, the Highly Compensated Employee’s Before-Tax Savings and Compensation shall include the Before-Tax Savings and Compensation of family members (as defined in Section 414(q)(6) of the Code). In the event that recharacterization or distribution of excess deferrals is required, appropriate adjustment shall be made for all family members as provided in the Code.
(C) Additional Limits on Before-Tax Savings. From time to time and in order to comply with Section 401(k)(3) of the Code, the Plan Administrator may impose a limitation on the extent to which a Highly Compensated Member may contribute Before-Tax Savings hereunder, based on a reasonable projection of savings rates of non-Highly Compensated Members.
6.2 IRS Limits on After-Tax Savings and Matching Company Contributions.
(A) Limit on After-Tax Savings and Matching Company Contributions for Highly Compensated Members.
(i) Actual Contribution Percentage. With respect to each Plan Year, the Actual Contribution Percentage for Highly Compensated Members shall not exceed the greater of (i) 125 percent of the Actual Contribution Percentage for all other Members for the Plan Year or (ii) the lesser of (a) 200 percent of the Actual Contribution Percentage of all other Members for the Plan Year or (b) the Actual Contribution Percentage of all other Members for the Plan Year plus 2 percentage points. In the event the Actual Contribution Percentage for Highly Compensated Members for any Plan Year exceeds the limits described above, the following shall occur: (1) the Plan Administrator shall determine the hypothetical reductions of the Highly Compensated Employees beginning with the highest Actual Contribution Percentage and moving toward lower percentages until one of such limitations is met, (2) the Plan Administrator shall then determine the total dollar amount of such reductions, and (3) the Plan Administrator shall then reduce the After-Tax Savings and Matching Company Contributions of the Highly Compensated Employees beginning with the highest dollar amount and moving toward lower dollar amounts until the total dollar amount in (2) above is reached. A Member’s Actual Contribution Percentage shall be determined after a Member’s excess Before-Tax Savings are either recontributed to the Plan as After-Tax Savings or paid to the Member. Such amount of excess aggregate contributions, as adjusted for investment experience, will be returned to, or paid to, the Members for whom such contributions were made within 12 months following the end of the Plan Year for which the contributions were made. To the extent contributions must be paid or returned to a Member under the preceding sentence, the distribution shall be made from the following categories of contributions (adjusted to reflect earnings or losses attributable thereto): First, Supplemental After–Tax Savings; second, Basic After–Tax Savings (to the extent that associated Matching Company

Contributions are vested, they also shall be distributed in this category); third, remaining vested Matching Company Contributions. To the extent that an additional adjustment is required, nonvested Matching Company Contributions shall be forfeited.
(ii) ESOP Actual Contribution Percentage. With respect to each Plan Year beginning prior to January 1, 2006, the ESOP Actual Contributions Percentage shall be subject to the limits and corrections for After-Tax Savings that are ESOP Contributions and Matching Company Contributions that are ESOP Contributions determined in the same manner as set forth in paragraph (i), above.
(iii) For purposes of determining the Actual Contribution Percentage or ESOP Actual Contribution Percentage for Highly Compensated Members, all contributions made by them to qualified plans shall be aggregated. The contributions of all Employees under plans that are aggregated with this Plan for purposes of Code Section 401(a) or 410(b) shall be aggregated and deemed to have been made under a single plan.
(iv) For Plan Years commencing before 1997, in determining the Actual Contribution Percentage of Highly Compensated Members, their After-Tax Savings and Compensation shall include the After-Tax Savings and Compensation of family members (as defined in Section 414(q)(6) of the Code). In the event that distribution of excess contributions is required, appropriate adjustment shall be made for all family members as provided in the Code.
(B) Additional Limits on After-Tax Savings. From time to time and in order to comply with Code Section 401(m) of the Code, the Plan Administrator may impose an additional limit on the amount of After-Tax Savings that a Highly Compensated Member may contribute to the Trust Fund, based on a reasonable projection of savings rates of non- Highly Compensated Members.
6.3 Annual Limits on Additions to Member Accounts.
(A) Definitions. For purposes of this Section, the following definitions shall apply:
(i) Definition of “Annual Addition.” The “Annual Addition” to a Member’s Accounts for any Limitation Year beginning with 1996 means the sum of (a) the Member’s Before-Tax Savings for such Year, (b) the Member’s After-Tax Savings for such Year, and (c) all Matching Company Contributions and Floor Company Contributions by the Company or an Affiliate for the Member for such Year.
(ii) Definition of “Affiliate.” The term “Affiliate” means any subsidiary or affiliate within the Company’s controlled group of companies, as determined under Code Section 414, except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” where it appears in Code Section 1563(a)(1).
(B) Maximum Annual Addition for this Plan. Notwithstanding any provision of this Plan to the contrary, except as otherwise provided in this Article Six, the Annual Addition to a

Member’s Accounts under the Plan for any Limitation Year, when added to the Member’s Annual Addition for that Limitation Year under any other qualified defined contribution plan of the Company or any Affiliate of the Company, shall not exceed the Maximum Annual Addition. The Maximum Annual Addition shall be the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (ii) 100 percent of the Member’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year. The foregoing limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.
(i) Consequences of Exceeding Maximum Annual Addition. In the event of a determination that the Annual Addition to a Member’s Accounts for any Limitation Year would exceed the Maximum Annual Addition, such Annual Addition shall be reduced to the extent necessary to bring it within the Maximum Annual Addition. In accordance with and to the extent permitted by Treasury regulations under Code Section 415, such Member’s Before-Tax Savings and After-Tax Savings shall be distributed to the Member, along with gains attributable to such Before-Tax Savings and After-Tax Savings, to the extent that such distribution would reduce the excess Annual Addition to the Member’s Accounts. Such distribution shall be made first from Supplemental After-Tax Savings, and then from Supplemental Before-Tax Savings.
(C) Maximum Annual Addition for Members Participating in Other Defined Contribution Plans. In the event that a Member is a participant in any other defined contribution plans (whether or not terminated) of the Company or an Affiliate, the total amount added to such Member’s Accounts under this Plan and all such other plans in any Limitation Year shall not exceed the Maximum Annual Addition. In the event of a determination that such total amount would exceed the Maximum Annual Addition, the amounts added to such Member’s Accounts shall be reduced as follows:
(i) First, the annual additions to the Member’s Accounts under such other defined contribution plans shall be reduced to the extent necessary and to the extent permitted by law so that the Maximum Annual Addition for this Plan is not exceeded; and
(ii) Second, if after application of the preceding paragraph the amounts added to the Member’s Accounts would still exceed the Maximum Annual Addition, then the Annual Addition to the Member’s Accounts under this Plan shall be reduced.
(D) Maximum Annual Addition for Members Participating in Defined Benefit Plans. In the event that a Member is a participant in any defined benefit plan maintained by the Company or an Affiliate, it is intended that the benefits under such defined benefit plan shall be reduced before applying the Maximum Annual Addition for this Plan, to the extent required to meet the requirements of Code Section 415(e) for Limitation Years beginning before January 1, 2000.

ARTICLE SEVEN
CREDITS TO ACCOUNTS;
ASSET VALUATION AND ALLOCATION
     7.1 Establishment of Accounts. The Accounts described below shall be established for Members and Deferred Members, as appropriate, to hold contributions under the Plan and earnings thereon:

Type of Contribution	Sub-Account		Account
-Basic Before-Tax Savings_______	Basic Before-Tax Investment Account	}	Basic Investment Account
-Basic After-Tax Savings_____________	Basic After-Tax Investment Account

-Supplemental Before-Tax Savings___	Supplemental Before-Tax Investment Account	}	Supplemental Investment Account
-Supplemental After-Tax Savings_____	Supplemental After-Tax Investment Account
-Prior Plan Transfers___________

- Catch-Up Savings Prior to January 1, 2006___________________________________________	Supplemental Before-Tax Investment Account		Supplemental Investment Account

- Catch-Up Savings On and After January 1, 2006______________________________________	_________________________		Catch-Up Contributions Account

-Rollovers___________________________________________	_________________________		Rollover Account

-Matching Company Contributions (including pre-Distribution ITT type)	_________________________	}	Company Contribution Account
-Floor Company Contributions_____	_________________________
-Prior Plan Transfers__________	_________________________

-Reinvested Dividends Attributable to the Hartford Financial Services Group, Inc. Stock Fund

ESOP balances (from Pre-Distribution ITT Plan)_________________	_________________________		ESOP Account
7.2 Crediting of Contributions to Accounts. Member Savings, Rollovers and Company Contributions shall be credited to the appropriate Account as soon as practicable after they are transferred to the Trust Fund.
7.3 Method of Determining Value of Amounts Credited to Accounts. At the end of each business day in which the Plan is in effect and operation, the amount of credit of a Member or Deferred Member in each of the funds shall be expressed and credited to the Accounts of such Member or Deferred Member using the unit accounting method, a method of participant accounting under which all balances are carried as “units,” which are multiplied by a unit value to give the actual cash value. For purposes of

Article Eight, the interest of a Member or Deferred Member in The Hartford Financial Services Group, Inc. Stock Fund and shall be converted into a number of shares of The Hartford Stock as of any particular time, by dividing the value of all shares of Stock in the applicable Fund by the value of the interest of the Member or Deferred Member in the Fund at such time. The resulting number of shares of Stock shall be deemed allocated to such Member.
7.4 Valuation of The Hartford Stock. For the purpose of determining the value of The Hartford Stock hereunder, in the event such Stock is traded on a national securities exchange, such Stock shall be valued at the closing price of such Stock on the New York Stock Exchange composite tape on the business day such Stock is delivered to the Trustee. In the event such Stock is not traded on a national securities exchange, such Stock shall be valued in good faith by an independent appraiser selected by the Trustee and meeting requirements similar to those in the regulations prescribed under Code Section 170(a)(1).
7.5 Asset Valuation; Allocation of Gains and Losses. At the end of each business day, the Trustee shall (A) determine the total fair market value of all assets then held by it in each Investment Fund, (B) determine the gain or loss in the value of such assets, and (C) allocate such gain or loss pro rata by fund to the balances credited to the Accounts of all Members and Deferred Members as of such day.
7.6 Dividends Paid with Respect to The Hartford Stock.
(A) Dividend Election. A Member or Deferred Member may elect, with respect to a dividend paid on The Hartford Stock that is allocated to the Member’s or Deferred Member’s Accounts as of the ex-dividend date of such dividend, to have the dividend either distributed in cash to the Member or Deferred Member or reinvested in shares of The Hartford Stock in The Hartford Financial Services Group, Inc. Stock Fund. The Plan Administrator shall prescribe rules regarding the timing and manner of a dividend election.
(B) Default Election. In the absence of an affirmative dividend election, the Member or Deferred Member shall be deemed to have elected to have the dividend reinvested in The Hartford Stock.
( C) Effect and Duration of Election. An election made in accordance with subsections (A) or (B), shall remain in effect until changed by the Member or Deferred Member in accordance with the rules established by the Plan Administrator. The election shall apply to all dividends with an ex-dividend date after the election date. A Member or Deferred member may change his or her dividend election at any time in the manner prescribed by the Plan Administrator.
(D) Cash Payment. Dividends elected to be paid in cash shall be distributed to the Member or Deferred Member as soon as administratively practicable after the dividend is received by the Trustee in the Trust Fund. The amount of cash dividends distributed shall be reduced by the amount of any losses attributable to such dividends while held in the Trust Fund. No earnings attributable to such dividends shall be distributed.

ARTICLE EIGHT
INVESTMENT OF SAVINGS AND
CONTRIBUTIONS IN INVESTMENT FUNDS
8.1 Approval of Investment Funds for the Plan. Contributions to the Plan shall be invested by the Trustee in the Investment Funds approved by the Investment and Savings Plan Investment Committee from time to time. The Investment and Savings Plan Investment Committee, or such other Committee or individual as may be designated by the Board of Directors, may from time to time add Investment Funds to, or eliminate Investment Funds from, the group of Investment Funds available hereunder. Notwithstanding the foregoing, the Trustee temporarily may hold cash or make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax-qualified employee benefit plans established by the Trustee, or other investments of a short-term nature, unless otherwise provided by applicable law.
8.2 Trustee Investment of Contributions in Investment Funds. Contributions to the Plan shall be invested by the Trustee in the Investment Funds as described below. An account shall be established for each Member and Deferred Member in each Investment Fund as to which Savings, Rollovers, Company Contributions and ESOP balances are made, contributed, or otherwise properly allocated.
(A) Savings and Rollovers. Member and Deferred Member Savings and Rollovers shall be invested in multiples of 1% in one or more of the Investment Funds, as properly elected by the Member or Deferred Member. Effective January 1, 2006, Members and Deferred Members may make separate investment elections with respect to (i) Savings and (ii) Rollovers.
(B) Company Contributions and ESOP Account Balances. Member and Deferred Member Company Matching Contributions, Floor Contributions and ESOP Account Balances shall be invested in multiples of 1% in one or more of the Investment Funds, as properly elected by the Member or Deferred Member. Floor Contributions made with respect to periods after December 31, 2003 shall be invested in the Hartford Money Market HLS Fund in the event that a proper Investment Fund election is not made with respect to such Floor Contributions.
8.3 Changes in Investment Elections.
(A) General Rules. A Member or Deferred Member may make changes to his or her investment elections and transfer amounts between Investment Funds to the extent permitted by this Section 8.3. Such changes and transfers may be made by giving notice to the Company in a manner and by the date required by the Plan Administrator. All changes and transfers shall be made in multiples of 1%, except that Members and Deferred Members may also elect to transfer a specific dollar amount of investments between Investment Funds.
(B) Change of Investment Funds for Future Savings and Rollovers. A Member may elect to change the Investment Funds in which his or her future Savings and Rollovers shall be invested, in accordance with the rules described in the preceding paragraph.

(C) Redistribution Among Investment Funds for Past Savings and Rollovers. A Member or Deferred Member may elect to redistribute his or her past Savings and Rollovers among any of the Investment Funds, in accordance with the rules of Section 8.3(A), except that if a Member transfers amounts out of the Stable Value Fund, those amounts may not be transferred to the Hartford Money Market HLS Fund or the Hartford Total Return Bond Fund for a period of 90 days.
(D) Changes / Redistributions for Company Contributions and ESOP Account Balances. Members may elect to change the Investment Funds in which future Matching Company Contributions and Floor Company Contributions shall be invested, in accordance with the rules of Section 8.3(A). Members, Deferred Members, Beneficiaries of the foregoing and Alternate Payees may elect to redistribute past Company Contributions and ESOP Account balances among any of the Investment Funds, in accordance with the rules of Section 8.3(A), and subject to the restrictions described in Section 8.3(C).
(E) Restriction on Electronic Transfers to 20 Per Calendar Year. In addition to the above restrictions, a Member or Deferred Member shall be limited to 20 electronic transfers of amounts between Investment Funds per calendar year. For this purpose, (i) a transfer shall occur on a day as of which any amounts are moved between Investment Funds, regardless of the number of Investment Funds affected by transfers between Investment Funds on that day, and (ii) an electronic transfer includes any transfer initiated online, through an interactive voice recognition system or by telephone to a Plan representative. Once the 20 electronic transfer limit has been reached, the Member or Deferred Member shall initiate any subsequent transfers by mail or overnight courier service to The Hartford Benefits Center, using a transfer request form obtained from The Hartford Benefits Center. Notwithstanding the restriction in this Section 8.3(E), a Member or Deferred Member may elect, after having effected 20 electronic transfers during the applicable time period, to initiate a transfer of amounts from The Hartford Financial Services Group, Inc. Stock Fund to the Stable Value Fund by means of a telephone call to a Plan representative at The Hartford Benefits Center.
(F) Rebalancing of Investment Funds. The Plan Administrator may provide Members with the option of rebalancing their investment allocation between Investment Funds, either periodically or at the Member’s election. Such rebalancing is subject to the restrictions described in Sections 8.3(C) and (E).
8.4 Trustee Purchase of The Hartford Stock. The trustee shall purchase The Hartford Stock from any source. Such Stock purchased from The Hartford shall be purchased at fair market value. Such Stock purchased from The Hartford may be treasury shares or newly issued shares or authorized but unissued shares; provided however, that in no event shall a commission be charged with respect to such a purchase.
8.5 Member Voting of The Hartford Stock. Each Member, Deferred Member and Beneficiary is for the purposes of this Section hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to any shares of The Hartford Stock allocated to their respective

Accounts, and may direct the Trustee as to the manner in which such Stock is to be voted. Before each annual or special meeting of shareholders of The Hartford, there shall be sent to each such person a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote such Stock. Upon receipt of such instructions, the Trustee shall vote such Stock as instructed. In lieu of voting fractional shares of such Stock as so instructed, the Trustee may vote the combined fractional shares of such Stock to the extent possible to reflect the directions of the Members, Deferred Members and Beneficiaries with allocated fractional shares of each class of such Stock. The Trustee shall vote shares of such Stock allocated to Accounts under the Plan, for which no valid voting instructions were received, in the same manner and in the same proportion that the shares of The Hartford Stock with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator may prescribe. Any instructions received by the Trustee regarding the voting of The Hartford Stock shall be confidential and shall not be divulged by the Trustee to the Company, or to any director, officer, employee or agent of the Company, it being the intent of this Section to ensure that the Company (and its directors, officers, employees and agents) cannot determine the voting instructions given by any person.
8.6 Procedures in the Event of a Tender Offer for The Hartford. The provisions of this Section shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, makes an exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of The Hartford Stock held by a Trustee hereunder (herein jointly and severally referred to as a Tender Offer). As to any Tender Offer, each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) shall have the right to determine confidentially whether shares held subject to the Plan will be tendered.
(A) Instructions to Trustee. In the event a Tender Offer is commenced, the Plan Administrator, promptly after receiving notice of such commencement, shall transfer certain of its record keeping functions to an independent record keeper. The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Members and Deferred Members (or Beneficiary in the event of the death of the Member or Deferred Member) in connection with the Tender Offer. A trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section. Each Member is, for all purposes of this Section, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA, with respect to the shares of The Hartford Stock allocated to his or her Accounts. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of The Hartford Stock allocated to any such individual’s Accounts in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section, provided, however, that such directions shall be confidential and shall not be divulged by the Trustee or independent record keeper to the Company or to any director, officer, employee or agent of the Company, it being the intent to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Member, Deferred Member or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

(B) Trustee Action on Member Instructions. The Trustee shall sell, offer to sell, exchange or otherwise dispose of The Hartford Stock allocated to the Member’s, Deferred Member’s or Beneficiary’s Accounts with respect to which it has received directions to do so under this Section 8.6. The proceeds of a disposition directed by a Member, Deferred Member or Beneficiary from his or her Accounts under this Section 8.6 shall be allocated to such individual’s Accounts and be governed by the provisions of this Section or other applicable provisions of the Plan and the trust agreements related hereto.
(C) Trustee Action With Respect to Members Not Issuing Instructions or Issuing Invalid Instructions. To the extent to which Members, Deferred Members and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of The Hartford Stock allocated to their Accounts, such individuals shall be deemed to have directed the Trustee that such shares remain invested in The Hartford Stock subject to all provisions of the Plan, including Section 8.6(D).
(D) Investment of Plan Assets after Tender Offer. To the extent possible, the Trustee shall reinvest the proceeds of a disposition of The Hartford Stock in an individual’s Accounts in The Hartford Stock as expeditiously as possible in the exercise of the Trustee’s fiduciary responsibility and shall otherwise be held by the Trustee subject to the provisions of the trust agreement and the Plan. In the event that The Hartford Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for such Stock or for the proceeds of any disposition of such Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, the Trust Fund shall be invested in such securities as the Trustee shall determine; provided, however, that, pending such investment, the Trustee shall invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.
ARTICLE NINE
MEMBER LOANS
BEFORE TERMINATION OF EMPLOYMENT
9.1 Request for a Loan; Consequences of Request. At any time before Termination of Employment, a Member may make a request, in a manner and by the date required by the Plan Administrator, for a loan of a whole dollar amount from his or her Accounts. By making such a request, the Member (A) specifies the amount and the term of the loan, (B) agrees to the annual percentage rate of interest, (C) agrees to the finance charge, (D) promises to repay the loan, and (E) authorizes the Company to make regular payroll deductions to repay the loan. Loans will be permitted only if all of the conditions described in the next paragraph are satisfied. Permitted loans will be deducted from Member Accounts as of the Loan Valuation Date, and will be paid in cash as soon as practicable thereafter. Amounts so deducted will not participate in the investment experience of the Plan.

9.2 Conditions for Taking a Loan.
(A) Minimum Loan Amount. The loan must be at least $500, but cannot exceed the lesser of: (a) 50% of the Member’s Vested Share (determined based on the most recent information available to the Plan Administrator), or (b) $50,000 minus the Member’s highest outstanding loan balance (if any) during the preceding one year period.
(B) Order of Sources for Loans. Loans can only be taken from the Accounts listed in Section 9.3, and they must also be taken according to the order of sources for loans listed in that Section, such that the full amount must be borrowed from each source on the list, beginning with the first source on the list, before any amount may be borrowed from the next source on the list (unless otherwise stated on the list).
(C) Required Term and Repayment Schedule. The loan must be repaid no less frequently than on a monthly basis over a period of twelve, twenty-four, thirty-six, forty-eight or sixty months, except that a Member who requests a loan to buy his or her own principal residence may repay the loan over a period of seventy-two through one hundred-eighty months, in twelve month increments. Extensions of loan terms will not be permitted after a loan is made. If a Member is serving in the Armed Services of the United States and loan repayments are suspended pursuant to Section 9.5, the term of the loan will be extended by the period of military service.
(D) Maximum Number of Loans. A Member may have no more than two loans outstanding at any time.
(E) Other Conditions. The Plan Administrator may make such additional conditions or rules for taking loans as may be determined appropriate in its sole discretion, which conditions shall be in writing and communicated to Members. Such written conditions are incorporated herein by reference.
9.3 Order of Sources for Loans.
     (A) Rollover Account.
     (B) Basic Before-Tax and Supplemental Before-Tax Investment Accounts.
     (C) Catch-Up Contributions Account.
     (D) Prior Plan Transfers.
     (E) Basic After-Tax Investment Account.
     (F) Supplemental After-Tax Investment Account
     (G) ESOP Account.

     (H) Floor Company Contributions in the Company Contribution Account.
     (I) Vested Matching Company Contributions in the Company Contribution Account.
     (J) Reinvested Dividends Attributable to The Hartford Financial Services Group, Inc. Stock Fund.
9.4 Interest Rates for Loans. The Plan Administrator shall establish and communicate to Members a reasonable rate of interest for loans that it determines to be commensurate with the interest rates charged by persons in the business of lending money for loans in similar circumstances, which interest rate shall remain in effect for the term of the loan. Such rate shall be determined as follows: On the last business day of February, May, August, and November of each Plan Year, the Plan Administrator shall determine the prime rate published in the Wall Street Journal on that day, and then add 1% to that prime rate (the “Applicable Interest Rate”). The Plan Administrator shall then set the Plan loan interest rate for the next calendar quarter equal to the Applicable Interest Rate. The rate of interest on a loan to a Member who is serving in the Armed Services of the United States shall not exceed such rate as may be prescribed by applicable law.
9.5 Other Repayment Terms; Prepayment. Loan repayments will be made to the Accounts from which the loan was taken in reverse order, beginning with the last source in Section 9.3 from which the loan was taken, and working backwards to the first source. Repayments will be invested in the Investment Funds in accordance with the Member’s investment elections at the time of repayment. No loan repayment will be credited with investment experience under the Plan until the date designated by the Plan Administrator. The entire outstanding balance of a loan may be prepaid at any time, with interest through the date of prepayment. The date of prepayment will be date designated by the Plan Administrator. If a Member is serving in the Armed Services of the United States, loan repayments will be suspended during the period of active service. Upon completion of active military service, loan repayments will resume.
9.6 Loan Default during Employment. Under certain circumstances, including, but not limited to, the failure of a Member to make repayment of a loan for ninety (90) days, or the impending bankruptcy of the Member, the Plan Administrator may declare a Member’s loan to be in default. In the event default is declared, the outstanding loan balance and any accrued interest may be treated as a withdrawal before Termination of Employment under Article Ten to the extent that the Member is eligible to make such a withdrawal.
9.7 Outstanding Loan Balance at Termination of Employment.
(A) Certain Members Eligible to Continue Loan Repayments. Upon Termination of Employment of a Member who (i) has a Vested Share of $5,000 or more (effective March 28, 2005, more than $1,000), and (ii) has not elected a distribution of his or her Accounts from the Plan, such Member may elect to continue to make loan repayments on his or her outstanding loan balance in the manner approved by the Plan Administrator. If such a Member fails to make a valid election to continue loan repayments, or elects a distribution of his or her Accounts from the Plan, then the provisions of the next succeeding paragraph shall apply.
(B) Other Members. Upon Termination of Employment of a Member who does not satisfy the requirements of the immediately preceding paragraph, the outstanding loan balance of such a Member shall become due and payable and shall either be canceled or, if the Member so elects, prepaid in full to his or her Accounts with interest to the date of prepayment. Any prepayment must be made by the Valuation Date following Termination of Employment or, if earlier, the Valuation Date that applies to the Member’s distribution or deferral election.
9.9 Death after Request for Loan. If a Member requests a loan and dies after the issuance of any check for any part of such loan, but before negotiation of such check, then any unpaid part of the loan as represented by the non-negotiated check will be paid to the Member’s estate. If a Member requests a loan and dies before the issuance of any check for any part of such loan, then the request for the loan shall be null and void with respect to the part of the loan represented by the check that was not issued. For purposes of this Section, a check will be considered issued on the earlier of (i) the date of issuance shown on the check, or (ii) the Loan Valuation Date.
ARTICLE TEN
MEMBER WITHDRAWALS
BEFORE TERMINATION OF EMPLOYMENT
10.1 Non-Hardship Withdrawals.
(A) Request for a Non-Hardship Withdrawal. At any time before Termination of Employment, a Member may make a request, in a manner and by the date required by the Plan Administrator, for a non-hardship withdrawal of a dollar or percentage amount from his or her Accounts. Non-hardship withdrawals will be permitted to the extent that the conditions of Section 10.1(B) are satisfied. Permitted non-hardship withdrawals will be deducted from a Member’s Accounts as of the Withdrawal Valuation Date, and will be distributed as soon as practicable thereafter. Amounts so deducted will not participate in the investment experience of the Plan. A Member who takes a non-hardship withdrawal shall not be required to cease contributing Basic and Supplemental Savings under the Plan.
(B) Conditions for Non-Hardship Withdrawals.
(i) Minimum Amount for Withdrawal. The amount for withdrawal must be at least $500.

(ii) Proration of Withdrawal Among Accounts. Withdrawals by Members with Accounts in more than one Investment Fund must be prorated among such Accounts based on their respective values.
(iii) Order of Sources for Withdrawals. Withdrawals can only be taken with respect to all or a portion of the Accounts listed in Section 10.1(C), and they must also be taken according to the order of sources for withdrawals listed in Section 10.1(C), such that the full amount must be withdrawn from each source on the list, beginning with the first source on the list, before any amount may be withdrawn from the next source on the list (unless otherwise stated on the list).
(iv) Other Conditions. The Plan Administrator may make such additional conditions or rules for making non-hardship withdrawals as may be determined appropriate in its sole discretion, which conditions shall be in writing and communicated to Members. Such written conditions are incorporated herein by reference.
(C) Order of Sources for Non-Hardship Withdrawals.
(i) Supplemental After-Tax Investment Account
(ii) Rollover Account
(iii) ESOP Account.
(iv) Amounts attributable to Floor Company Contributions in the Company Contribution Account that were made with respect to payroll periods prior to January 1, 2004, except that a Member who has completed less than 60 months of Service may only withdraw such Floor Company Contributions that were made more than 24 months before the proposed withdrawal date (and after withdrawing the available amounts, such a Member may withdraw amounts from the source described in the next paragraph). Amounts attributable to Floor Company Contributions made with respect to payroll periods commencing on or after January 1, 2004 cannot be withdrawn pursuant to this provision.
(v) Basic After-Tax Investment Account.
(vi) Vested Matching Company Contributions in the Company Contribution Account, except that a Member who has completed less than 60 months of Service may only withdraw the Vested Matching Company Contributions that were made more than 24 months before the proposed withdrawal date.
(vii) Reinvested Dividends Attributable to The Hartford Financial Services Group., Inc. Stock Fund.
(viii) Prior Plan Transfers.

(D) Non-Hardship Withdrawal of Before-Tax Savings at Age 59 1/2. A Member who has reached age 59 1/2 may, without regard to financial hardship, withdraw all or a portion of his or her Basic Before-Tax Investment Account, Supplemental Before-Tax Investment Account and Catch-Up Contributions Account, and amounts attributable to Floor Company Contributions in his or her Company Contribution Account (regardless of whether those Floor Company Contributions are attributable to payroll periods commencing on or after January 1, 2004).
10.2 Hardship Withdrawals
(A) Ability to make Hardship Withdrawals. A Member who has not reached age 59 1/2 and who satisfies all of the requirements of this Section 10.2 may make a hardship withdrawal of all or a portion of his or her Supplemental Before-Tax Investment Account, Basic Before-Tax Investment Account and Catch-Up Contributions Account, and the amount of his or her Company Contribution Account attributable to Prior Plan Transfers, other than the portion of each such Account that represents earnings credited to the Account after December 31, 1988. A Member who has reached age 59 1/2 may withdraw all or a portion of the foregoing Accounts without regard to financial hardship.
(B) Bona Fide Financial Hardship and Immediate and Heavy Financial Need Required. A hardship withdrawal will not be permitted unless the Member establishes to the satisfaction of the Hardship Committee that a bona fide financial hardship exists. For this purpose, a bona fide financial hardship means an immediate and heavy need to draw on financial resources not reasonably available from other sources of the Member. Bona fide financial hardships shall include (i) cash down payments and/or closing costs associated with the purchase of a Member’s principal residence, (ii) medical expenses for a Member, spouse or dependents, (iii) expenses necessary for such persons to obtain medical care that are not paid or reimbursed by insurance, (iv) room and board expenses, tuition expenses and related educational fees for post-secondary education for such persons for the next academic year, (v) payments to prevent the eviction of a Member from his or her principal residence or the foreclosure of a mortgage on such residence, (vi) burial or funeral expenses for a Member’s parent, spouse, child or dependent, and (vii) expenses to repair damage to a Member’s principal residence, which would qualify for a casualty deduction under IRS rules without regard to the amount of the loss as a percentage of the Member’s income (collectively, “Safe Harbor Hardships”). Bona fide financial hardship shall also include any other reasons deemed appropriate by the Hardship Committee (“Non-Safe Harbor Hardships”). In order to receive a withdrawal for a Non-Safe Harbor Hardship, a Member must demonstrate lack of other reasonably available financial resources by disclosing details of his or her personal and family finances. In order to receive a withdrawal for a Safe Harbor Hardship, a Member must agree to suspend all Before-Tax Savings, After-Tax Savings and Catch-Up Savings for a six month period as described in Article Four. The Hardship Committee shall make determinations of financial hardship in a uniform and nondiscriminatory manner, with reference to all the relevant facts and circumstances and in accordance with applicable tax law under Code Section 401(k).

(C) Withdrawal Limited to Financial Need (Plus Taxes). The amount of a hardship withdrawal cannot exceed the amount of the immediate and heavy financial need demonstrated by the Member (plus applicable taxes on the withdrawal). For this purpose, loans and amounts withdrawn from other Accounts will be considered.
(D) All Available Loans and Distributions must be Taken First. A hardship withdrawal will not be permitted unless the Member has obtained (i) all distributions (other than hardship distributions) available under all other retirement plans (including this Plan) maintained by the Company, including, effective November 29, 2001, distribution of all cash dividends currently available to the Member under Section 7.6 of this Plan and (ii) all non-taxable loans available under all retirement plans maintained by the Company, including this Plan, provided that making the payments on such loans does not result in a financial hardship for the Member.
10.3 Penalty for Making Withdrawals from Certain Accounts. Matching Company Contributions under Article 5 will be suspended for three months after the applicable Withdrawal Valuation Date for any Member who has not reached age 59 1/2 and who makes a non-hardship or hardship withdrawal of any amount from his or her Basic After-Tax Investment Account, or any amount of Vested Matching Company Contributions from his or her Company Contribution Account.
10.4 Form of Payment. Withdrawal payments from The Hartford Financial Services Group, Inc. Stock Fund shall be made in the form of The Hartford Stock, except that: (A) fractional shares will be paid in cash, (B) a recipient may request that such amounts be paid in cash, and (C) hardship withdrawals will be paid in cash. Withdrawal payments from any Investment Fund other than The Hartford Financial Services Group, Inc. Stock Fund shall be paid in cash in a single sum.
10.5 Death after Request for Withdrawal. If a Member dies after requesting a withdrawal, payment of the withdrawn amounts will be made (or will not be made) in accordance with the rules in Article Nine for death after a loan request.
10.6 Direct Rollover of Withdrawals. Hardship Withdrawals do not qualify as “eligible rollover distributions” under Article Eleven.
ARTICLE ELEVEN
DISTRIBUTIONS FROM ACCOUNTS
11.1 Types of Distributions
(A) Distribution or Deferral for Members Under Age 70 1/2. Upon Termination of Employment, a Member may request a distribution of the value of his or her Vested Share. If a Member does not make such a request, and the value of such Vested Share is less than $5,000 (effective March 28, 2005, is $1,000 or less), such value will be paid to the Member in a single lump sum payment as soon as practicable. If a Member does not make such a request, and the value of the Member’s Vested share is $5,000 or more (effective March 28, 2005, is greater than

$1,000), the Member shall be deemed to request a deferral of the distribution of such Vested Share until such time that the Member reaches age 70 1/2. Such a Member automatically shall become a Deferred Member, and may request a distribution of all or part of the Vested Share at any time before reaching age 70 1/2 (subject to a minimum distribution amount of $500 for any partial distribution) in accordance with the Plan.
(B) Distributions to Certain Members who Have Reached Age 70 1/2. Effective January 1, 1998 or such later date as determined by the Plan Administrator, except as provided below, a Member who reaches age 70 1/2 on or after January 1, 1997 is not required to commence distribution of his or her Vested Share until Termination of his or her Employment. However, such a Member may request a distribution of all or part of such Vested Share at any time after reaching age 70 1/2 (subject to a minimum distribution amount of $500 for any partial distribution). A Member who reaches age 70 1/2 on or after January 1, 1988 but before January 1, 1997 must have commenced distribution of his or her Vested Share by no later than the April 1 following the year in which he or she attains age 70 1/2. A Deferred Member or a Member who is a “5 percent owner” as defined in Code Section 414(q)(1) and (3) must commence distribution of his or her Vested Share by no later than the April 1 following the year in which he or she reaches age 70 1/2. The Vested Share of such Member shall be paid under the payment method described in Section 11.6(A) below assuming the maximum allowable number of payments based upon the Member’s age, if permissible under the terms of that payment method. If payment under the terms of that payment method is not permissible, the Vested Share of the Member shall be paid in an immediate lump sum. Alternatively, the Member may elect that his or her Vested Share be paid under the payment method described in Section 11.6(B) below, if permissible under the terms of that payment method, or in an immediate lump sum. Payment of the Vested Share of a Member who has reached age 70 1/2 pursuant to this Section shall be made no less frequently than annually, and once such payment has commenced, the Member may not elect an alternate method for payment of such Vested Share while the Member is still an Eligible Employee.
(C) Distribution to Beneficiary in the Event of Death. Upon the death of a Member or Deferred Member, the value of such person’s Vested Share shall be distributed in a lump sum to his or her Beneficiary. However, if the value of the Vested Share is $5,000 or more (effective January 1, 2006, is greater than $1,000): ( i ) if the Beneficiary is a spouse, such spouse may elect to defer receipt of the Vested Share until the year in which the Member or Deferred Member would have reached age 70 1/2, or (ii) if the Beneficiary is a Non-Spouse Beneficiary, such Beneficiary may elect to defer receipt of the Vested Share for up to five years from the date of death of the Member or Deferred Member or may elect to receive a periodic distribution under Section 11.7(B), subject to such minimum distribution rules as may be required by law or determined appropriate by the Plan Administrator. If the value of the Vested Share to be distributed is $5,000 or more (effective January 1, 2006, is greater than $1,000) and the Beneficiary does not file application for distribution of such Vested Share nor elect to defer receipt of such Vested Share, (i) if the Beneficiary is a spouse, then such Beneficiary shall be deemed to have elected to defer receipt of such Vested Share until the Member or Deferred Member would have reached age 70 1/2, or (ii) if the Beneficiary is a Non-Spouse Beneficiary, then such Beneficiary shall be deemed to have elected to defer receipt of such Vested Share until the end of the calendar year following the calendar year in which the death of the Member or Deferred

Member occurred. However, any Beneficiary described in the preceding sentence may file application for distribution of all or part of such Vested Share at any time prior to the date when such distribution is required to be made, subject to a minimum distribution amount of $500 for partial distributions to spouses, and subject to such minimum distribution rules as may be required by law or determined appropriate by the Plan Administrator for partial distributions to Non-Spouse Beneficiaries.
(D) ESOP Distributions. Notwithstanding the provisions of (A), (B), or (C), above, and Section 11.5, effective November 29, 2001, a Member or Deferred Member may elect to commence distribution of the value of his or her Vested Share invested in The Hartford Financial Services Group, Inc. Stock Fund not later than one year after the end of the Plan Year—
(i) in which the Member separates from service by reason of (a) Retirement in the case of a Member with an original hire date with the Company before January 1, 2002, (b) separation of service on or after reaching age 65 in the case of a Member with an original hire date with the Company on or after January 1, 2002, (c) Disability, or (d) death; or
(ii) which is the fifth Plan Year following the Plan Year in which the Member otherwise separates from service, unless the Member is reemployed by the Company or any subsidiary, affiliate or predecessor of the Company before such year.
Unless the Member or Deferred Member or Beneficiary otherwise elects, distribution of the value of a Member’s Vested Share invested in The Hartford Financial Services Group, Inc. Stock Fund will be made in substantially equal periodic payments of a period not longer than the greater of—
(x) five years; or
(y) if the fair market value of the Vested Share invested in The Hartford Financial Services Group, Inc. Stock Fund exceeds $885,000 (in 2006) as of the date distribution is required to begin under this Article Eleven, five years plus an additional one year (up to an additional five years) for each $175,000 increment or fraction thereof by which such value exceeds $885,000. The dollar amounts prescribed in this paragraph shall be adjusted for cost of living increases as prescribed by the Secretary of the Treasury.
11.2 Manner of Requesting Distribution. All requests for any distributions permitted by this Article Eleven shall be made in a manner and by the date required by the Plan Administrator. No distribution will be made unless the procedures prescribed by the Plan Administrator are properly followed.
11.3 Valuation of Distribution. Distributions will be valued as of the date that the Plan Administrator (or designee) receives a properly completed distribution request, which date shall be treated as the Valuation Date that applies to the distribution.
11.4 Time of Distribution. All distributions will be paid to the appropriate payee as soon as practicable following the applicable Valuation Date. If part of a distribution is to be made in the form of stock, the stock will be distributed after the cash part of the distribution. Unless a Member so elects, payment of a

Member’s Vested Share shall commence no later than 60 days after the close of the Plan Year in which the latest of the following occurs:
(1) The Member attains age 65,
(2) Occurs the 10th anniversary of the date on which the Member commenced participation in the Plan, or
(3) The Member terminates Service with the Company and its affiliates.
11.5 Form of Distribution. Except as otherwise provided in the Plan, distributions shall be made in a form determined under the rules of this Section.
(A) Stock and Cash Distributions. Distributions from The Hartford Financial Services Group, Inc. Stock Fund shall be made in the form of The Hartford Stock, except that: (i) fractional shares will be paid in cash, and (ii) a recipient may request that such amounts be paid in cash. Distributions from any Investment Fund other than The Hartford Financial Services Group, Inc. Stock Fund shall be paid in cash.
(B) Lump Sum Distributions. Distributions shall be paid in a single lump sum, unless otherwise permitted by the Plan.
(C) Periodic Distributions. One of the two forms of periodic distribution described in Section 11.6 below may be requested by (i) a Member whose employment terminates after reaching age 55, (ii) a Member whose employment terminates before reaching age 55 due to Retirement provided the Member has an original hire date with the Company before January 1, 2002, (iii) a Member whose employment terminates before reaching age 55 due to Disability, and (iv) a Deferred Member who has reached age 55. Prior to November 29, 2001, periodic distributions shall be made in cash. Periodic distributions that commence or are modified on or after November 29, 2001 shall be made in the form of The Hartford Stock, or cash, or both, as provided in (A), above.
(D) Prior Plan Transfers. Alternative methods of distribution may apply to that portion of an Account attributable to a Prior Plan Transfer.
11.6 Distribution of Periodic Payments. A person described in Section 11.5(C) may request one of the forms of periodic distributions described in this Section.
(A) Annual Installments over a Selected Period of Years. Annual payments may be made over a period of years selected by the recipient that does not exceed the lesser of (i) 30 years, or (ii) the applicable Distribution Period set forth in Appendix A. The first of such payments shall be made as soon as practicable after the applicable Valuation Date, and the remaining payments shall be made annually on each anniversary thereafter. The amount of each payment shall be determined by multiplying the value of the recipient’s Accounts as of the applicable Valuation Date by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years in the selected period.

(B) Annual Installments over Expected Life. Annual payments may be made to a Member over a period of years in an amount determined under Appendix A. The first of such payments shall be made as soon as practicable after the applicable Valuation Date, and the remaining payments shall be made annually on each anniversary thereafter. The amount of each payment shall be determined by dividing the value of the recipient’s Accounts as of the applicable Valuation Date by the applicable Distribution Period set forth in Appendix A based upon the Member’s attained age in the year of the distribution.
(C) Later Distribution of Lump Sum Payment. A person who previously requested or is otherwise receiving a distribution of periodic payments under this Section may, at any time thereafter, request a lump sum distribution of the value of any unpaid installments. In addition, once the value of a Member’s or Deferred Member’s vested Accounts falls below $1,000, the balance of the vested Accounts will be distributed to the Member or Deferred Member in a single lump sum payment in lieu of any further installments.
(D) Minimum Required Distributions. Effective January 1, 2003, notwithstanding anything in the Plan to the contrary, all distributions from the Plan shall be made in accordance with Code Section 401(a)(9) and Final Treasury Regulations issued thereunder.
11.7 Distribution in the Event of Death.
(A) Death of Member or Deferred Member after Requesting Non-Periodic Distribution. If a Member or Deferred Member requests a non-periodic distribution and dies after the applicable Valuation Date or the issuance of any check or shares of The Hartford Stock for any part of such distribution, but before negotiating any check comprising all or a portion such distribution, the cash portion of the distribution shall be paid to his or her estate. If such a person dies before the Valuation Date or issuance of a check or shares of The Hartford Stock, then the distribution shall be paid to his or her Beneficiary. For purposes of this paragraph, a check or share of stock will be considered issued on the earlier of (i) the date of issuance shown on the check or stock certificate, or (ii) the Valuation Date.
(B) Death of Member or Deferred Member after Requesting Periodic Distribution. If a Member or Deferred Member requests a periodic distribution permitted by Section 11.6, but dies before all of the installments comprising such distribution are paid, then if the Beneficiary of such Member or Deferred Member is not a spouse, and if an installment is paid with a Valuation Date that occurred before his or her death and before the negotiation of the check comprising all or a portion of such installment, then such cash portion of the installment shall be paid to his or her estate, and the remaining value of the Accounts in question shall be paid to his or her Beneficiary in a single lump sum payment, unless such Beneficiary elects to have payments made over a period not to exceed the Beneficiary’s life expectancy. In the latter case, the first of such payments shall commence no later than the end of the year following the year of the Member’s death, and the remaining payments shall be made annually thereafter. The amount of each payment shall be determined by multiplying the value of the Accounts as of the applicable Valuation Date by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years remaining in the period. If the sole Beneficiary of the Member or Deferred Member is a spouse, then such spouse Beneficiary may elect to have payments made over a period not to exceed the spouse’s life expectancy recalculated annually. In such case, the first of such payments shall commence no later than the end of the year following the year of the Member’s death, or if the Member had not yet attained age 70 1/2, the year in which the Member would have attained age 70 1/2, if later. Alternatively, the spouse may request a lump sum distribution of the value of the Accounts as permitted by the Plan (and no deferral of receipt of such value will be permitted).
(C) Death of Spouse Beneficiary. If a spouse Beneficiary with Accounts in the Plan dies, payment of the remaining value of such Accounts shall be made to the Beneficiary of such spouse, if any, or if none, to the estate of such spouse, in each case such payment to be made in the form of a single lump sum payment.
(D) Proof of Death and Rights of Beneficiaries; Disputes. The Pension Administration Committee and/or the Plan Administrator may require and rely on such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member, Deferred Member or Beneficiary as determined appropriate, and the determination of the rights of Beneficiaries or other persons to receive payment shall be conclusive. Payment to any Beneficiary shall be final and shall fully satisfy and discharge the obligation of the Plan with respect to any and all Accounts of a deceased Member or Deferred Member. In the event of a dispute regarding an Account, the Pension Administration Committee may make a final determination, or initiate or participate in any action or proceeding as may be necessary or appropriate to determine any Beneficiary under the Plan. During the pendency of any action or proceeding, the Pension Administration Committee may deposit an amount equal to the disputed payment with a court and such deposit shall relieve the Plan of all of its obligation with respect to any such disputed Accounts. Alternatively such Committee, at its discretion, may direct any disputed Accounts be invested in the Investment Fund involving the least risk of loss of assets (as determined in the sole discretion of such Committee) pending resolution of the dispute regarding such Accounts.
11.8 Direct Rollover of Certain Distributions.
(A) Effective Date. This Section 11.8 shall apply to distributions made on or after December 31, 2001.
(B) Definitions. For purposes of this Section, the following definitions shall apply:
(i) “Distributee” includes a Member or Deferred Member, his or her spouse Beneficiary, and any spouse or former spouse who is an alternate payee under a QDRO pursuant to Article Twelve.
(ii) “Eligible Rollover Distribution” is a distribution of any part of a person’s Vested Share, except: (a) any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancy of the Distributee, or for a specified period of ten years or more, (b) any distribution required under Code Section 401(a)(9), (c) any hardship withdrawal under Section 10.2 of the Plan, (d) any portion of a distribution not includable in gross income, and (e) any other distribution that does not qualify as an eligible rollover distribution under the Code. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(iii) “Eligible Retirement Plan” means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code Section 403(a), (d) a qualified plan described in Code Section 401(a) that accepts the Eligible Rollover Distribution, (e) an annuity contract described in Code Section 403(b), or (f) an eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
(iv) “Direct Rollover” means a payment by the Plan directly to the Eligible Retirement Plan specified by the distributee in cash and/or shares.
(C) Ability to Request a Direct Rollover. If the Plan Administrator determines that a withdrawal or distribution hereunder qualifies as an Eligible Rollover Distribution, the Distributee may request a Direct Rollover of all or part of such withdrawal or distribution to one or two Eligible Retirement Plans that accept such Direct Rollover.
(D) Direct Rollovers Not Permitted in Certain Circumstances. In the event that the provisions of this Section 11.8 or any part hereof ceases to be required by law, than this Section or the part not required automatically shall be of no further force or effect.
11.9 Elective Transfers From Plan. A distribution or withdrawal from the Plan shall be eligible for an elective transfer to a qualified transferee employee plan, and as such will generally be treated as a distribution of a Member’s accrued benefit under the Plan (but shall not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9)), only if all of the following requirements are satisfied: (A) the transfer must be payable proximate to, and solely on account of, a disposition of assets or a subsidiary described in Code Sections 401(k)(10), (B) the transfer must satisfy the requirements of Code Section 414(l), (C) the transfer must be conditioned upon a voluntary, fully informed election by the Member to make the transfer, and in making such election, the Member must have the option of retaining his or her Account benefits (including all optional forms of benefit) under this Plan, (D) if Code Sections 401(a)(11) and 417 otherwise apply to the Account, the spousal consent requirements of those Section must be met with respect to the transfer, (E) the notice requirement described in Code Section 417, if applicable, must be met with respect to the Member and spousal transfer election, (E) the Accounts to be transferred must be eligible for immediate distribution or withdrawal under the Plan, (F) the amount of the benefit transferred must be equal to the transferor’s entire nonforfeitable Account balance under the Plan, and (G) the Member must be fully vested in the transferred benefit under the transferee plan.
11.10 Procedure where Person is Unable to be Located. If the Plan Administrator is unable to locate any person who is or may become entitled to a benefit under the Plan because the identity or whereabouts of the person cannot be ascertained, the Plan Administrator shall give written notice addressed to such person at his or her last known address as shown on the records of the Company, unless the amount of such benefit is $500.00 or less. This amount shall automatically be forfeited, without notice, if determined appropriate by the Plan Administrator, and such forfeiture shall be applied to reduce future Company Contributions, subject to reinstatement, if a proper application for such amount is subsequently made. Any reinstatement shall be made with interest, which for purposes of this Section means, for any particular year, interest at the January first Federal mid-term interest rate published by the Internal Revenue Service for that year, such January first rate to apply on a prorated basis to all months in such year, and such interest to be compounded annually. If the amount of such benefit is greater than $500.00, the amount of such benefit for such person shall continue to be maintained in the Plan until the earlier of: (A) the date such person makes application therefor, (B) the third anniversary of the date the Plan Administrator first gave notice to such person as provided in this Section, or (C) the day before such benefit would otherwise escheat under any applicable law. If the Plan Administrator, by making reasonably diligent effort, cannot locate such person within the time described in the preceding sentence, the amount of such person’s benefit under the Plan shall be forfeited, and such forfeiture shall be applied to reduce future Company Contributions, subject to reinstatement, upon proper application as stated in this section.
ARTICLE TWELVE
QUALIFIED DOMESTIC RELATIONS ORDERS
12.1 Procedures for QDROs. The Pension Administration Committee shall establish procedures consistent with Code Section 414(p) to determine the qualified status of any Domestic Relations Order, which shall be referred to herein as a “DRO” and which means a judgment, decree or order or any modification thereof (including approval of a property settlement agreement) that (A) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Member, and (B) is made pursuant to a state domestic relations law (including a community property law). Such Committee shall also establish procedures to administer any QDRO (as defined below), and to provide all notices required by Code Section 414(p) to the Member, and to the Alternate Payee, which shall mean a spouse, former spouse, child or other dependent of a Member who is recognized by a DRO as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member. All procedures so established shall be binding on all Members, Deferred Members and Alternate Payees. The Pension Administration Committee may charge a fee to the Accounts of a Member, Deferred Member or Alternate Payee for processing of a DRO.

12.3 Determination of QDRO Status. Within a reasonable period of time after the receipt of a DRO (or any modification thereof), the Pension Administration Committee or designee shall determine whether such order qualifies as a qualified domestic relations order under Code Section 414(p). Any DRO that so qualifies shall be considered a “QDRO” for purposes of this Article Twelve. A DRO shall not fail to qualify as a QDRO merely because it provides for payment to the Alternate Payee before the Member’s Termination of Employment.
12.4 Establishment of Temporary Holding Account. If, during any period in which the issue of whether a DRO qualifies as a QDRO is being determined, an Alternate Payee would be entitled to payment if the order were determined to be a QDRO, the Pension Administration or designee shall cause to be segregated in a separate account all amounts that would be payable to the Alternate Payee during such period if the order were determined to be a QDRO. Notwithstanding anything herein to the contrary, (A) any amounts held in such an account shall not be eligible for withdrawal or distribution from the Plan, and (B) such amounts shall not be counted in determining the maximum amount available for a loan under Article Nine.
12.5 Payment from Temporary Holding Account in Certain Cases. If, by the expiration of the 18 month period beginning on the date the first payment would be required to be made to an Alternate Payee under a DRO, either (i) it is determined that the DRO does not qualify as a QDRO, or the issue as to whether the DRO so qualifies has not been resolved, the Pension Administration Committee or designee shall cause to be paid all amounts which have been segregated pursuant to Section 12.4, including any earnings having accrued thereon, to the person who would have been entitled to such amounts if there had been no DRO. Notwithstanding the foregoing, if the Member or his or her Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such segregated amounts, including all earnings having accrued thereon, shall be restored to the Member’s Accounts and invested in accordance with the investment election most recently submitted by the Member under Article Eight.
12.6 Payment to Alternate Payee of Order if Determined to be a QDRO. If a QDRO is determined to exist, (i) the Trustee shall be instructed to apply, on a prospective basis, the terms and provisions of such QDRO, and (ii) any unpaid amounts segregated under this Article Twelve shall be paid to the applicable Alternate Payee in accordance with the QDRO.
12.7 Subsequent Determination or Order to be Applied Prospectively. If , after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a DRO, such DRO is determined to qualify as a QDRO, such QDRO shall be applied prospectively only.

ARTICLE THIRTEEN
GENERAL MATTERS
RELATING TO COMMITTEES
13.1 Appointment of Committees. The Board of Directors of Hartford Fire has appointed a Pension Administration Committee, an Investment and Savings Plan Investment Committee, and a Hardship Committee, each such Committee to be comprised of the number of members set forth herein. On and after June 1, 2004, each Committee in its discretion shall appoint additional members to the respective Committee and accept resignations from existing members, which appointments and acceptances will be final unless otherwise determined by the Board of Directors of Hartford Fire. Each Committee shall have a Chairman as designated by the Board of Directors of Hartford Fire prior to June 1, 2004 (or as subsequently designated by the Committee) from among its regular members, and shall also designate a Secretary who may be, but need not be, one of the members thereof. Any person so appointed may resign at any time by delivering his or her written resignation to the Secretary of Hartford Fire and the Chairman or Secretary of his or Committee.
The Pension Administration Committee shall be comprised of not less than five persons. The Investment and Savings Plan Investment Committee shall be comprised of not less than four persons, and the Hardship Committee shall be comprised of not less than three persons. Notwithstanding any vacancies, the Pension Administration Committee and the Investment and Savings Plan Investment Committee each may act as long as there are at least three members thereof, and the Hardship Committee may act as long as there are at least two members thereof.
13.2 Committees to be Named Fiduciaries. Each Committee appointed pursuant to the Plan is designated as a named fiduciary within the meaning of Section 402(a) of ERISA.
13.3 Authority of Committees. Each Committee shall have the authority, powers and responsibilities set forth in the Plan, and shall also have such authority, powers and responsibilities as may from time to time be delegated or allocated to them by resolutions of the Board of Directors, including, but not limited to, powers reserved to the Board of Directors to the extent specifically delegated to a particular Committee by the Board of Directors.
13.4 Action by Committees. Action by each Committee may be taken by majority vote of its members and/or alternate members at a meeting upon such notice, or upon waiver of notice, and at such time and place as each Committee may determine from time to time; or action may be taken by written consent of a majority of the members of the Committee without a meeting with the same effect for all purposes as if assented to at a meeting.
13.5 Policies and Procedures of Committees. Each Committee shall establish such policies, procedures, rules and regulations as such Committees may deem necessary to carry out the provisions of the Plan and transactions of their business.

13.6 Appointment of Subcommittees. Each Committee may appoint from among their members such subcommittees with such powers as may be determined appropriate by the appointing Committee, and each may authorize one or more of its members or any agent to execute or deliver any instrument, make any payment, or take any other action on behalf of the appointing Committee.
13.7 Delegation of Committee Authority. Each Committee may in its sole discretion delegate to one or more of its members or alternate members, or to an administrator or manager, or to such other individual or agent as may be selected by the Committee, all or a portion of its authority, powers and responsibilities, including the authority to supervise the conduct of the daily affairs of the Committee, or to take any other action on behalf of the delegating Committee as may be determined appropriate by the Committee in its sole discretion (including the execution or delivery of any instrument or the making of any payment on behalf of the Committee), each of which of the foregoing shall be carried out in accordance with the provisions of the Plan and any policies which may from time to time be established by the delegating Committee.
13.8 Use of Experts by Committees. Each Committee may retain counsel and other independent advisors, employ agents and provide for such clerical, accounting and other services as it may require in carrying out its responsibilities under the Plan. To the extent permitted by law, and to the extent not otherwise paid by the Company, expenses associated with such services shall be paid from the assets of the Plan.
13.9 Compensation of Committee Members. No member of any Committee shall receive any compensation for his or her services as such, and except as required by law, no bonds or other security shall be required of him or her in such capacity in any jurisdiction.
13.10 Liability of Committee Members. Each of the members of the Committees shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of a similar situation. Committee members shall not be liable for the breach of fiduciary responsibility of another fiduciary unless: (A) he or she participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach, (B) by his or her failure to discharge his or her duties solely in the interest of the Members and other persons entitled to benefits under the Plan, for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan not met by the Company, he or she has enabled such other fiduciary to commit a breach, (C) he or she has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach, or (D) if the Committee of which he or she is a member improperly allocates responsibilities among its members or to others and he or she fails to review prudently such allocation.

ARTICLE FOURTEEN
ADMINISTRATION OF PLAN -
PENSION ADMINISTRATION COMMITTEE
14.1 Composition of Pension Administration Committee. The Pension Administration Committee shall be comprised of not less than five members. Notwithstanding any vacancies in memberships, the Pension Administration Committee may act so long as at least three memberships are filled.
14.2 Authority and Responsibilities of Pension Administration Committee. The Pension Administration Committee shall be responsible, except as otherwise herein expressly provided, for general supervision of the administration of the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen. Said Committee shall also have the right to exercise powers reserved to the Board of Directors hereunder, including the right to amend the Plan, to the extent that, in the judgment of said Committee, the exercise of such powers does not involve any material cost to the Company.
14.3 Confidentiality of Information. For purposes of the regulations under Section 404(c) of ERISA, the Pension Administration Committee shall be designated the fiduciary responsible for safeguarding the confidentiality of all information relating to the purchase, sale and holding of employer securities and the exercise of shareholder rights appurtenant thereto. The Pension Administration Committee shall safeguard such information pursuant to written procedures providing for such confidentiality. In addition, for purposes of avoiding any situation for undue employer influence in the exercise of any shareholder rights, the Pension Administration Committee shall appoint an independent fiduciary, who shall not be affiliated with any sponsor of the Plan, to ensure the maintenance of confidentiality pursuant to the regulations under Section 404(c) of ERISA.
14.4 Interpretation of the Plan. Except as to matters which are required by law to be determined or performed by the Board of Directors, or which from time to time the Board of Directors may reserve to itself or allocate or delegate to officers of Hartford Fire or to another Committee, the Pension Administration Committee shall have the full discretionary authority to determine all questions and to make all factual determinations regarding any and all matters arising in the administration, interpretation and application of the Plan, including but not limited to the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and including but not limited to questions of interpretation with respect to eligibility to participate, employment status, amount and timing of benefits payable under the Plan and all other definitions and questions of interpretation. Such determinations and interpretations shall be final, conclusive and binding on all parties who have a claim or interest under the Plan.
14.5 Delegation of Authority to Plan Administrator. The Pension Administration Committee may delegate to the Plan Administrator or other administrator the responsibility of administering and operating the details of the Plan in accordance with the provisions of the Plan and any policies which may from time to time be established by the Pension Administration Committee. The Plan Administrator shall be Hartford Fire’s Vice President, Employee Benefits (or successor or other person holding a similar position). Except as to matters which are required by law to be determined or performed by the Board of Directors, or which from time to time the Board of Directors may reserve to itself or allocate or delegate to officers of Hartford Fire or to another Committee, and except as otherwise provided in the Plan or by the Pension Administration Committee, the Plan Administrator shall have the full discretionary authority to determine all questions and to make all factual determinations regarding any and all matters arising in the administration, interpretation and application of the Plan, including but not limited to the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and including but not limited to questions of interpretation with respect to eligibility to participate, employment status, amount and timing of benefits payable under the Plan and all other definitions and questions of interpretation. Such determinations and interpretations shall be final, conclusive and binding on all parties who have a claim or interest under the Plan.
ARTICLE FIFTEEN
MANAGEMENT OF INVESTMENT FUNDS -
INVESTMENT AND SAVINGS PLAN INVESTMENT COMMITTEE
15.1 Composition of Investment and Savings Plan Investment Committee. The Investment and Savings Plan Investment Committee shall be comprised of not less than four members. Notwithstanding any vacancies in memberships, the Investment and Savings Plan Investment Committee may act so long as at least three memberships are filled.
15.2 Authority and Responsibilities of Investment and Savings Plan Investment Committee. The Investment and Savings Plan Investment Committee shall be responsible, except as otherwise herein expressly provided, for directing and coordinating all activity relating to the investment management of the assets of the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen, including, but not limited to the following: (A) Establishment of one or more trusts for the Plan and any funding agreements for the Plan, (B) Selection and appointment of the Trustee and any funding agents, (C) Provision, consistent with the provisions of the Plan and applicable trusts, of direction to the Trustee, which may involve but need not be limited to direction of investment of all or a part of the Plan assets, and (D) Appointment and provision for use of investment advisors and investment managers. In discharging the foregoing responsibilities, the Investment and Savings Plan Investment Committee shall evaluate and monitor the investment performance of the Trustee and investment managers, if any.
15.3 Trust Fund. All of the funds of the Plan shall be held by a Trustee appointed from time to time by the Investment and Savings Plan Investment Committee in one or more trusts under a trust instrument or instruments approved or authorized by said Committee for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries.

15.4 Reports to Members and Deferred Members. At least annually at a time to be determined by the Pension Administration Committee, each Member and Deferred Member shall be furnished a statement setting forth the value of each of his or her Accounts, together with a statement of the amounts contributed to each such Account by the Member or Deferred Member and by the Company and the vested amount of the Company Contribution Account or the earliest time a portion of the Company Contribution Account will become vested.
15.5 Fiscal Year. The fiscal year of the Plan and the trust shall end on the 30th day of December in 1997, and shall end on the 31st day of December in years after 1997 or such other date as may be designated by the Investment and Savings Plan Investment Committee.
ARTICLE SIXTEEN
HARDSHIP WITHDRAWALS -
HARDSHIP COMMITTEE
16.1 Composition of Hardship Committee. The Hardship Administration Committee shall be comprised of not less than three members. Notwithstanding any vacancies in memberships, the Hardship Committee may act so long as at least two memberships are filled.
16.2 Authority and Responsibilities of Hardship Committee. The Hardship Committee shall be responsible, except as otherwise herein expressly provided, for determining whether a bona fide financial hardship exists as a condition for a Member’s withdrawal from his or her Supplemental Before-Tax Investment Account and his or her Basic Before-Tax Investment Account under the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen.
16.3 Determination of Financial Hardship. In determining whether a bona fide financial hardship exists in a particular case, the Hardship Committee shall take into account all pertinent facts and circumstances and shall base its determination on the meaning of the term hardship under the applicable tax laws, including cases and Internal Revenue Service guidelines. A determination by the Hardship Committee as to the existence or absence of a hardship shall be final, conclusive and binding on all parties.
ARTICLE SEVENTEEN
GENERAL AND ADMINISTRATIVE PROVISIONS
17.1 No Right to Employment. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Company.

17.2 Inalienability of Benefits. Except as specifically provided in the Plan or as may be required under the terms of a QDRO, or pursuant to the requirements of Code Section 401(a)(13)(C), or as applicable law may otherwise require, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempts so to do shall be void, nor shall any such benefit be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Pension Administration Committee shall find that any Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his or her benefits under the Plan, except as specifically provided in the Plan or as applicable law may otherwise require, then such benefit shall cease and terminate, and in that event the Pension Administration Committee shall hold or apply the same to or for the benefit of such Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, his or her spouse, children, parents or other blood relatives, or any of them.
17.3 Source of Benefit Payments. Benefits under the Plan shall be payable only out of the Trust Fund, and the Company shall not have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Company nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Company, except as specifically provided for herein.
17.4 Payment of Expenses. Direct charges and expenses arising out of the purchase or sale of securities and taxes levied on or measured by such transactions, and any investment management fees, with respect to any fund, may be paid in part by the Company. Any such charges, expenses, taxes and fees not paid by the Company shall be paid from the fund with respect to which they are incurred. An annual charge to the Trust Fund of up to 0.25% of the market value of the assets held by such Trust Fund shall be charged and applied to satisfy expenses incurred in conjunction with Plan administration, including, but not limited to, investment management, Trustee, record keeping, audit fees, fees for legal services to the extent permitted by applicable law, and expenses of the Investment and Savings Plan Investment Committee, the Pension Administration Committee, and the Hardship Committee described in Section 13.8. In addition, the Pension Administration Committee may charge fees directly to Accounts of Members, Deferred Members, Alternate Payees and Beneficiaries for Plan transactions, including but not limited to fees for new loans, annual loan maintenance, withdrawals and processing of Domestic Relations Orders. The Company shall pay all other expenses reasonably incurred in administering the Plan
17.5 Relief from Liability. The Plan is intended to constitute a Plan as described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The Plan fiduciaries are relieved of any liability for any losses that are the direct and necessary result of investment instructions given by any Member, Deferred Member or Beneficiary.
17.6 Uniform Action by Certain Committees. Action by the Pension Administration Committee and the Hardship Committees shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of any Members who are Highly Compensated Employees.
17.7 Amendment of Plan. The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall (A) make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries, or (B) increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Member or Deferred Member with respect to contributions made on his or her behalf prior to the date of such amendment.
17.8 Merger or Consolidation of Plan. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or Deferred Member under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.
17.9 Termination of Plan. The Plan is entirely voluntary on the part of the Company. The Board of Directors reserves the right at any time to terminate the Plan, the trust agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. In the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of Members and Deferred Members shall automatically become nonforfeitable. In the event of such termination or partial termination or complete discontinuance, any forfeitures not previously applied in accordance with Article Five shall be credited ratably to the Accounts of all Members and Deferred Members in proportion to the amounts of Matching Company Contributions made under Article Five credited during the current calendar year, or, if no Matching Company Contributions have been made during the current calendar year, then in proportion to such Matching Company Contributions during the last previous calendar year during which such Matching Company Contributions were made.
17.10 Headings and Word Usage. The headings used in this Plan are used for convenience of reference and in the case of any conflict, the text of the Plan, rather than any headings, shall control. Words used in the singular are intended to include the plural, whenever appropriate.
17.11 Construction. The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable Federal laws.
17.12 Tax Withholding. The Plan Administrator shall have the right, to the extent not prohibited by law, to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan or benefits provided under the Plan, including but not limited to at any time (i) requiring a Participant to submit payment to the Company for such taxes before paying benefits under the Plan or making settlement of any amount due under the Plan, (ii) withholding such taxes from wages or other amounts due to a Participant before paying benefits under the Plan or making settlement of any amount due under the Plan, (iii) making settlement of any amount due under the Plan part in shares of common stock of The Hartford and part in cash to facilitate satisfaction of such withholding obligations, or (iv) receiving shares of common stock of the Hartford already owned by a Participant or withholding such shares otherwise due to a Participant in an amount determined necessary to satisfy such withholding obligations.

APPENDIX A: Distribution Table

Age of the Employee	Distribution Period
70	27.4
71	26.5
72	25.6
73	24.7
74	23.8
75	22.9
76	22.0
77	21.2
78	20.3
79	19.5
80	18.7
81	17.9
82	17.1
83	16.3
84	15.5
85	14.8
86	14.1
87	13.4
88	12.7
89	12.0
90	11.4
91	10.8
92	10.2
93	9.6
94	9.1
95	8.6
96	8.1
97	7.6
98	7.1
99	6.7
100	6.3
101	5.9
102	5.5
103	5.2
104	4.9
105	4.5
106	4.2
107	3.9
108	3.7
109	3.4
110	3.1
111	2.9
112	2.6
113	2.4
114	2.1
115 and older	1.9